Exhibit 10.84

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UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ITT EDUCATIONAL SERVICES, INC. SECURITIES LITIGATION	Civil Action No. 13-cv-1620-JPO ECF Case

STIPULATION AND AGREEMENT OF SETTLEMENT

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This Stipulation and Agreement of Settlement (“Settlement”) is made and entered into by and among (i) Lead Plaintiffs, on behalf of themselves and each of the Class Members, by and through Lead Counsel; and (ii) Defendants, by and through their counsel.

This Settlement is intended by the Settling Parties to fully, finally and forever compromise, resolve, discharge and settle the Released Claims and result in the complete dismissal of this Action with prejudice, upon and subject to the approval of the Court and the terms and conditions herein, without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.

WHEREAS:

A. All terms with initial capitalization shall have the meanings ascribed to them in Paragraph 1 below or as otherwise defined herein.

B. On March 11, 2013, plaintiff William Koetsch filed a class action complaint, Civil Action No. 13-cv-1620-JPO (Dkt. 1), against ITT Educational Services, Inc. (“ITT” or the “Company”), and two of its officers, Daniel M. Fitzpatrick and Kevin M. Modany (the “Individual Defendants”), in the United States District Court for the Southern District of New York (the “Court” or “District Court”), on behalf of a putative class comprising purchasers of the Company’s common stock between April 22, 2010 and February 25, 2013, asserting claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), 15 U.S.C. §§ 78j(b) and 78t(a), and Rule 10b-5 promulgated thereunder by the Securities and Exchange Commission (“SEC”), 17 C.F.R. § 240.10b-5. The case was assigned to the Honorable J. Paul Oetken.

C. On April 17, 2013, plaintiff Massachusetts Laborers’ Annuity Fund filed a substantially similar class action complaint against the same defendants in the same Court, with a proposed class period of April 24, 2008 to February 25, 2013. On July 25, 2013, the Court

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consolidated the two actions, appointed Plumbers and Pipefitters National Pension Fund (“PPNPF” or “Plumbers and Pipefitters”) and Metropolitan Water Reclamation District Retirement Fund (“MWRDRF” or “Metropolitan Water”) as Lead Plaintiffs, and approved Lead Plaintiffs’ selection of Cohen Milstein Sellers & Toll PLLC as Lead Counsel in the consolidated action (the “Action”). (Dkt. 18).

D. On October 7, 2013, Lead Plaintiffs filed a Consolidated Amended Class Action Complaint. (Dkt. 29).

E. On November 26, 2013, pursuant to the Individual Practices of Judge Oetken, Defendants filed a letter articulating the bases for an anticipated motion to dismiss. (Dkt. 32).

F. On December 6, 2013, also pursuant to Judge Oetken’s Individual Practices, Lead Plaintiffs sought, and were granted, leave to amend the Consolidated Amended Class Action Complaint in lieu of Defendants filing a motion to dismiss at that stage. (Dkt. 34).

G. On January 15, 2014, Lead Plaintiffs filed a Second Amended Consolidated Class Action Complaint (the “Complaint”). (Dkt. 37). The Complaint alleged: (1) that ITT and the Individual Defendants made material misrepresentations and omissions in violation of Section 10(b) and Rule 10b-5 of the Exchange Act; and (2) that the Individual Defendants are liable for ITT’s primary violation of the Exchange Act as alleged “control persons” of the Company within the meaning of Section 20(a) of the Exchange Act.

H. On March 3, 2014, Defendants moved to dismiss the Complaint. (Dkt. 40).

I. On July 22, 2014, after the motion was fully briefed, the Court issued an opinion granting in part and denying in part Defendants’ motion to dismiss. (Dkt. 48).

J. On August 5, 2014, Defendants answered the Complaint, denying all allegations of wrongdoing or liability therein. (Dkt. 50).

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K. On March 27, 2015, Lead Plaintiffs filed a motion for class certification (“Class Certification Motion”). (Dkt. 64).

L. On June 16, 2015, before Defendants’ opposition to Lead Plaintiffs’ Class Certification Motion was due to be filed, the Court entered a stipulation and order that stayed proceedings for three months to facilitate the parties’ efforts to resolve the Action through mediation. (Dkt. 76).

M. On September 14, 2015, the Court extended the stay of proceedings for two months to allow the parties to continue their settlement discussions. (Dkt. 78).

N. There has been a significant amount of discovery in this Action, both on the merits and related to class certification. Defendants have produced over 350,000 documents, and over 1,400,000 pages of documents. Lead Plaintiffs have produced over 1,300 documents, and over 115,000 pages of documents. Additionally, Defendants took seven depositions, largely in connection with class certification, including the deposition of Lead Plaintiffs’ economic expert on the issue of market efficiency, as well as the Rule 30(b)(6) depositions of Plumbers and Pipefitters and Metropolitan Water.

O. On August 12, 2015, Lead Plaintiffs, Lead Counsel, Defendants, ITT’s insurers, and Defendants’ Counsel participated in a mediation under the auspices of the Honorable Daniel Weinstein (Ret.) of JAMS. Pursuant to Judge Weinstein’s instructions, the parties submitted detailed mediation statements in advance of the mediation session. As a result of the arm’s-length negotiations at that mediation, the parties (including ITT’s insurers) agreed in principle to settle the Action for $16.9625 million, subject to documentation and the approval of the Court.

P. Lead Counsel and Lead Plaintiffs have concluded, after due investigation and after carefully considering the relevant circumstances, including, without limitation, the claims asserted in the Action, the legal and factual defenses thereto, and the applicable law, that (i) it is

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in the best interests of the Class to enter into this Settlement in order to avoid the uncertainties of litigation and to ensure that the benefits reflected herein are obtained for the Class and (ii) the Settlement set forth herein is fair, reasonable and adequate and in the best interests of the Class Members.

Q. Defendants believe that they are not liable for the claims asserted against them in the Action and that they have good and meritorious defenses thereto. They have nevertheless agreed to enter into this Settlement to avoid further expense, inconvenience, and the distraction of burdensome and protracted litigation, and thereby to put to rest this controversy and avoid the risks inherent in litigation.

NOW THEREFORE, IT IS HEREBY STIPULATED AND AGREED, by and among the Settling Parties, through their respective counsel of record, that, subject to the approval of the District Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, the PSLRA and other conditions set forth herein, in consideration of the benefits flowing to the Settling Parties hereto, that the Action and all Released Claims as against the Released Parties shall be fully, finally and forever compromised, settled, released, discharged and dismissed with prejudice, upon and subject to the following terms and conditions:

DEFINITIONS

1. As used in this Settlement, the following terms shall have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document attached as an exhibit to this Settlement, the definition set forth below shall control.

(a) “Action” means the action pending in this Court under the caption In re ITT Educational Services, Inc. Securities Litigation, Case No. 13-cv-1620-JPO, including, without limitation, all cases consolidated under that caption.

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(b) “Authorized Claimant” means a Class Member that timely submits a valid Proof of Claim Form to the Claims Administrator in accordance with the requirements established by the Court, and that is approved by the Claims Administrator for payment from the Net Settlement Fund.

(c) “Claim” means a claim submitted by a Class Member to the Claims Administrator for payment pursuant to the Plan of Allocation.

(d) “Claims Administrator” means Epiq Systems, Inc.

(e) “Class Certification Motion” means Lead Plaintiffs’ motion for class certification, filed on March 27, 2015, seeking certification of a class consisting of all purchasers of the common stock of ITT Educational Services, Inc. between April 24, 2008 and February 25, 2013.

(f) “Class” means, for purposes of this Settlement, and to be certified pursuant to Fed. R. Civ. P. 23, for purposes of effectuating this Settlement only, all persons and entities who purchased or otherwise acquired the common stock of ITT Educational Services, Inc. (ticker symbol: ESI) between April 24, 2008 and February 25, 2013, both dates inclusive. Excluded from the Class are: Defendants; members of the immediate family of any Defendant; any firm, trust, corporation, or other entity in which any Defendant has or had a controlling interest during the Class Period; the officers and directors of ITT during the Class Period; and legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person or entity. Any person or entity that timely and validly requests exclusion from the Class pursuant to and in accordance with the terms of the Preliminary Approval Order is also excluded from the Class.

(g) “Class Distribution Order” means an order entered by the Court authorizing and directing that the Net Settlement Fund be distributed, in whole or in part, to eligible Class Members.

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(h) “Class Member” means a person or entity that is a member of the Class.

(i) “Class Period” means the period from April 24, 2008 to February 25, 2013, both dates inclusive.

(j) “Defendants” means ITT Educational Services, Inc., Daniel M. Fitzpatrick, and Kevin M. Modany.

(k) “Defendants’ Counsel” means the law firm of Gibson, Dunn & Crutcher, LLP.

(l) “Effective Date” means the first day on which the Settlement shall become effective as set forth in ¶ 43 below. Lead Counsel shall advise Defendants’ Counsel and the Claims Administrator promptly after it has determined that it believes the Effective Date has occurred.

(m) “Escrow Account” means an escrow account established, maintained, and controlled by the Escrow Agent, subject to Lead Counsel’s supervisory authority, into which Defendants shall deposit or cause to be deposited the Settlement Amount.

(n) “Escrow Agent” means Eagle Bancorp, Inc.

(o) “Final” means, with respect to any order of court, including, without limitation, the Judgment, that such order represents a final and binding determination of all issues within its scope and is not subject to further review on appeal or otherwise. Without limitation, an order becomes “Final” when (i) no appeal has been filed and the prescribed time for commencing any appeal has expired; or (ii) an appeal has been filed and either (a) the appeal has been dismissed and the prescribed time, if any, for commencing any further appeal has expired, or (b) the order has been affirmed in all material respects and the prescribed time, if any, for commencing any further appeal has expired. For purposes of this paragraph, an “appeal” includes appeals as of right, discretionary appeals, interlocutory appeals, proceedings involving writs of certiorari or mandamus, and any other proceedings of like kind. However, any appeal or proceeding seeking

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subsequent judicial review pertaining solely to a Class Distribution Order, a Plan of Allocation, or to the Court’s award of Lead Counsel’s fees and/or expenses shall not in any way delay or affect the time set forth above for the Judgment to become Final.

(p) “Final Approval Hearing” means the hearing set by the Court under Rule 23(e) of the Federal Rules of Civil Procedure to consider final approval of the Settlement, Lead Counsel’s request for an award of attorneys’ fees, and reimbursement of Litigation Expenses.

(q) “Judgment” means the order of final judgment to be entered by the Court which, subject to the approval of the Court, shall be substantially in the form attached hereto as Exhibit B.

(r) “Lead Counsel” means the law firm of Cohen Milstein Sellers & Toll PLLC.

(s) “Lead Plaintiffs” means Plumbers and Pipefitters National Pension Fund and Metropolitan Water Reclamation District Retirement Fund, collectively.

(t) “Litigation Expenses” means the reasonable costs and expenses incurred by Lead Counsel in connection with commencing and prosecuting the Action, for which Lead Counsel intends to apply to the Court for reimbursement from the Settlement Fund. Litigation Expenses may also include reimbursement of the reasonable costs and expenses (including lost wages) of Lead Plaintiffs in accordance with 15 U.S.C. § 78u-4(a)(4).

(u) “Net Settlement Fund” means the Settlement Fund less: (i) any Taxes and Tax Expenses; (ii) any Notice and Administration Costs; and (iii) any attorneys’ fees and Litigation Expenses awarded by the District Court.

(v) “Notice” means the Notice of Pendency of Class Action and Proposed Settlement (substantially in the form attached hereto as Exhibit A-1), which is to be sent to members of the Class.

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(w) “Notice and Administration Costs” means the costs, fees and expenses that are reasonably incurred by the Claims Administrator in connection with (i) providing notice to the Class; and (ii) administering the claims process, including, without limitation, the actual costs of publication, printing and mailing the Notice, reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative expenses actually incurred and fees reasonably charged by the Claims Administrator in connection with identifying Class Members and providing notice and processing the submitted Claims, and the reasonable fees, if any, of the Escrow Agent. Prior to the Effective Date, the Escrow Agent, without further approval of Defendants or the Court, may pay from the Settlement Fund up to $150,000.00 in Notice and Administration Costs actually and reasonably incurred associated with the administration of the Settlement. Prior to the Effective Date, payment of any Notice and Administration Costs exceeding $150,000.00 shall require notice to and agreement from Defendants, through Defendants’ Counsel. Subsequent to the Effective Date, without further approval by Defendants or the Court, the Settlement Fund may be used by Lead Counsel to pay reasonable and necessary Notice and Administration Costs in excess of $150,000.00. In the event that the Settlement is terminated pursuant to the terms of this stipulation, all Notice and Administration Costs properly paid or incurred, including any related fees, shall not be returned or repaid to Defendants.

(x) “Plan of Allocation” means the proposed plan of allocation of the Net Settlement Fund set forth in ¶ 22 below and in the Notice, or such other plan of allocation that the Court approves. The Plan of Allocation is not part of the Settlement, and Defendants and the Released Parties shall have no responsibility for the Plan of Allocation or its implementation, and no liability with respect thereto.

(y) “Preliminary Approval Order” means the order to be entered by the Court preliminarily approving the Settlement, and directing that notice be provided to the Class, which, subject to the approval of the Court, shall be substantially in the form attached hereto as Exhibit A.

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(z) “Proof of Claim Form” means the form provided to Class Members by the Claims Administrator for purposes of submitting a Claim, substantially in the form attached hereto as Exhibit A-3.

(aa) “Released Claims” means any and all actions, causes of action, claims (including “Unknown Claims,” as defined in ¶ 1(kk) herein), duties, debts, demands, rights, disputes, suits, matters, damages, losses, obligations, proceedings, issues, judgments, and liabilities of every nature and description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary or otherwise, and any fees, costs, expenses, or charges), whether known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, liquidated or unliquidated, accrued and unaccrued, matured or unmatured, at law or in equity, whether class, derivative, or individual in nature, whether or not concealed or hidden, which now exist, or heretofore have existed, or can, shall or may exist, whether arising under federal, state, common, statutory, administrative or foreign law, regulation, or at equity, that (a) Lead Plaintiffs or any Class Member has asserted in this Action, or could have asserted in this Action or in any other proceeding or forum that arise out of, relate to or are based upon, the allegations, claims, transactions, facts, matters, occurrences, events, failures, representations, statements, or omissions alleged, involved, set forth, or referred to in the Complaint; (b) would have been barred by res judicata or collateral estoppel had the Action been fully litigated to a final judgment; and (c) were, could have been, or in the future could be, asserted in any forum or proceeding or otherwise by any Class Member that relate to the purchase, sale, acquisition or holding of ITT common stock during the Class Period. Released Claims do not, however, include claims to enforce this Settlement, or claims in other actions that have already been filed as of the date of execution of this Settlement and that are not consolidated with this Action.

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(bb) “Released Party” and “Released Parties” means each Defendant and his, her or its respective past, present or future directors, officers, employees, parents, partners, members, principals, agents, owners, fiduciaries, shareholders, related or affiliated entities, subsidiaries, divisions, accountants, auditors, attorneys, associates, consultants, advisors, insurers, co-insurers, reinsurers, trustees, estates, beneficiaries, administrators, foundations, underwriters, banks or bankers, personal or legal representatives, divisions, joint ventures, spouses, domestic partners, family members, heirs, executors, or any other person or entity acting or purporting to act for or on behalf of any of the Defendants, and each of their respective predecessors, successors and assigns, and any trusts for which any of them are trustees, settlors, or beneficiaries.

(cc) “Settled Defendants’ Claims” means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory, or common law, or any other law, rule, or regulation, including both known claims and Unknown Claims (as defined in ¶ 1(kk) herein), that have been or could have been asserted in the Action or any forum by Defendants or the Released Parties, against Lead Plaintiffs, any of the Class Members, or their attorneys, which arise out of or relate in any way to the institution, prosecution, or settlement of the Action. Settled Defendants’ Claims do not, however, include claims to effectuate or to enforce this Settlement.

(dd) “Settlement” means this Stipulation and Agreement of Settlement and the settlement contained herein.

(ee) “Settlement Amount” means Sixteen Million, Nine Hundred Sixty-Two Thousand, and Five Hundred Dollars ($16,962,500.00).

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(ff) “Settlement Fund” means the Settlement Amount plus any interest earned thereon after it is deposited into the Escrow Account.

(gg) “Settling Parties” means Defendants and Lead Plaintiffs, on behalf of themselves and the Class.

(hh) “Summary Notice” means the Summary Notice of Pendency of Class Action and Proposed Settlement, which shall be substantially in the form attached hereto as Exhibit A-2, to be published as set forth in the Preliminary Approval Order.

(ii) “Taxes” means any taxes due and payable with respect to the income earned by the Settlement Fund, including any interest or penalties thereon.

(jj) “Tax Expenses” means any reasonable expenses and costs incurred in connection with the payment of Taxes or the preparation of tax returns, including, without limitation, reasonable expenses of tax attorneys and/or accountants and/or other advisors and reasonable expenses relating to the filing of or failure to file all necessary or advisable tax returns.

(kk) “Unknown Claims” means any and all Released Claims, of every nature and description, that Lead Plaintiffs and/or any Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, which if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision not to object to this Settlement or not to exclude himself, herself or itself from the Class or to release the Released Claims. With respect to any Settled Defendants’ Claims, “Unknown Claims” means any and all Settled Defendants’ Claims, of every nature and description, which Defendants and the other Released Parties do not know or suspect to exist in their favor at the time of the release of Lead Plaintiffs, the Class Members, and their attorneys, which, if known by them, might have affected their decisions with respect to the release of Settled Defendants’ Claims or the Settlement.

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SETTLEMENT CONSIDERATION

2. ITT, on behalf of all Defendants, shall cause to be deposited Sixteen Million, Nine Hundred Sixty-Two Thousand, and Five Hundred Dollars ($16,962,500.00) into the Escrow Account by wire transfer or delivery of a check no later than fifteen (15) business days after the later of: (i) entry of a Preliminary Approval Order by the Court, or (ii) receipt by Defendants’ Counsel from Lead Counsel of all necessary payment details to accomplish payment of the Settlement Amount by wire transfer or check, including payee name, payee mailing address, bank account number, name of bank, and bank address, a Sort Code or ABA Routing Number, the currency of the account receiving the funds, wire transfer instructions, the Tax Identification Number and an executed Form W-9. The Settlement Amount shall constitute the full and sole monetary contribution made by or on behalf of the Released Parties in connection with the resolution of the Action and the Settlement. If the Settlement Amount, or any portion thereof, is not deposited into the Escrow Account by the date provided for in this paragraph, the Settling Parties agree that Defendants will not be obligated to pay the Settlement Amount or any portion thereof and Lead Plaintiffs’, Lead Counsel’s, and any other parties’ remedy against Defendants shall be to terminate the Settlement, in which case ¶ 44 below shall govern.

CAFA NOTICE

3. Pursuant to the Class Action Fairness Act (“CAFA”), 28 U.S.C. § 1715, no later than ten (10) days after the Settlement is filed with the Court, Defendants will serve proper notice of the proposed Settlement upon the appropriate representatives and, within three (3) business days thereafter, will provide written notification to Lead Counsel that they have done so. Defendants shall be responsible for all costs and expenses related to such notification.

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RELEASES

4. Upon the Effective Date, Lead Plaintiffs and each of the Class Members (on behalf of themselves and each of their respective present and former directors, officers, employees, parents, subsidiaries, related or affiliated entities, shareholders, members, divisions, partners, joint ventures, family members, spouses, domestic partners, heirs, principals, agents, owners, fiduciaries, personal or legal representatives, attorneys, auditors, accountants, advisors, banks or bankers, insurers, reinsurers, trustees, trusts, estates, executors, administrators, predecessors, successors, assigns, and any other person or entity who has the right, ability, standing, or capacity to assert, prosecute, or maintain on behalf of any Class Member any of the Released Claims (or to obtain the proceeds of any recovery therefrom)), regardless of whether that Class Member actually submits a Proof of Claim Form, seeks or obtains a distribution from the Net Settlement Fund, is entitled to receive a distribution under the Plan of Allocation approved by the Court, or has objected to the Settlement, the Plan of Allocation, or Lead Counsel’s application for attorneys’ fees and Litigation Expenses, shall be deemed to have and by operation of the Judgment shall have fully, finally and forever waived, released, relinquished, discharged and dismissed each and every Released Claim against each and every Released Party.

5. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Lead Plaintiffs expressly waive, and each Class Member shall be deemed to have waived, and by operation of the Judgment shall have expressly waived, to the fullest extent permitted by law, the provisions, rights and benefits of California Civil Code § 1542, and of any U.S. federal or state law, or principle of common law or the law of any foreign jurisdiction, that is similar, comparable, or equivalent to Section 1542 of the California Civil Code, which provides, in relevant part:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

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Lead Plaintiffs and other Class Members, or certain of them, may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but Lead Plaintiffs and the Class Members, and each of them, upon the Effective Date, by operation of the Judgment shall have, fully, finally, and forever settled and released any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, claims relating to conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Lead Plaintiffs acknowledge, and Class Members by law and operation of the Judgment shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims was separately bargained for and was a material element of the Settlement.

6. Upon the Effective Date, Lead Plaintiffs and each of the Class Members (on behalf of themselves and each of their respective present and former directors, officers, employees, parents, subsidiaries, related or affiliated entities, shareholders, members, divisions, partners, joint ventures, family members, spouses, domestic partners, heirs, principals, agents, owners, fiduciaries, personal or legal representatives, attorneys, auditors, accountants, advisors, banks or bankers, insurers, reinsurers, trustees, trusts, estates, executors, administrators, predecessors, successors, assigns, and any other person or entity who has the right, ability, standing, or capacity to assert, prosecute, or maintain on behalf of any Class Member any of the Released Claims (or to obtain the proceeds of any recovery therefrom)), regardless of whether that Class Member actually submits a Proof of Claim Form, seeks or obtains a distribution from

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the Net Settlement Fund, is entitled to receive a distribution under the Plan of Allocation approved by the Court, or has objected to the Settlement, the Plan of Allocation, or Lead Counsel’s application for attorneys’ fees and Litigation Expenses, and in accordance with the terms of the proposed Judgment attached hereto as Exhibit B, shall have covenanted not to sue the Released Parties with respect to any Released Claims and are forever barred and enjoined from commencing, instituting, participating in, maintaining, or continuing to prosecute any action or proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting any Released Claim (including, without limitation, Unknown Claims), as well as any claims arising out of, relating to, or in connection with, the defense, settlement, or resolution of this Action against any Released Party.

7. Upon the Effective Date, each of the Released Parties, on behalf of themselves and each of their past or present subsidiaries, affiliates, parents, assigns, successors and predecessors, estates, heirs, executors, administrators, and the respective officers, directors, shareholders, agents, legal representatives, spouses and any persons or entities they represent, shall, with respect to each and every one of Settled Defendants’ Claims, release and forever discharge each and every one of the Settled Defendants’ Claims, and shall forever be enjoined from instituting, commencing, or prosecuting the Settled Defendants’ Claims.

BAR ORDER

8. The proposed Judgment shall include, and the Settling Parties agree to the entry by the Court of an order providing for the bar order in ¶ 9 (the “Bar Order”), subject to the terms in ¶ 11 herein.

9. The Bar Order shall provide that, upon the Effective Date, except as provided in ¶ 11 below, any and all persons and entities are permanently barred and enjoined, to the fullest extent permitted by law, from commencing, prosecuting, or asserting any and all claims for

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contribution or indemnity (or any other claim when the alleged injury to that person or entity is their actual or threatened liability to the Class or a Class Member in the Action) based upon, relating to, arising out of, or in connection with the Released Claims, against each and every one of the Released Parties, whether arising under state, federal, common, statutory, administrative or foreign law, regulation, or at equity, as claims, cross-claims, counterclaims, or third-party claims, in this Action or a separate action, in this Court or in any other court, arbitration proceeding, administrative proceeding, or other forum; and, except as provided in ¶ 11 below, the Released Parties are permanently barred and enjoined, to the fullest extent permitted by law, from commencing, prosecuting, or asserting any and all claims for contribution or indemnity (or any other claim when the alleged injury to the Released Party is their actual or threatened liability to the Class or a Class Member in the Action) based upon, relating to, or arising out of the Released Claims, against any person or entity, other than a person or entity whose liability to the Class has been extinguished pursuant to the Settlement and the Judgment, whether arising under state, federal, common, statutory, administrative, or foreign law, regulation, or at equity, as claims, cross-claims, counterclaims, or third-party claims, in this Action or a separate action, in this Court or in any other court, arbitration proceeding, administrative proceeding, or other forum. Nothing herein shall bar, release, or alter in any way, any obligations, rights or claims among or between the Released Parties.

10. The Judgment shall also contain a provision, substantially in the form set forth in Exhibit “B” hereto, requiring that any final verdict or judgment that may be obtained by or on behalf of the Class or a Class Member against any person or entity subject to the Bar Order as defined herein be reduced by the greater of: (i) an amount that corresponds to the percentage of responsibility of any of the Defendants for common damages; or (ii) the Settlement Amount.

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11. Notwithstanding the Bar Order in ¶ 9 above, nothing in this Settlement shall bar any action by any of the Settling Parties to enforce or effectuate the terms of this Settlement, the Preliminary Approval Order, or the Judgment.

USE AND TAX TREATMENT OF SETTLEMENT FUND

12. The Settlement Fund shall be held and invested in the Escrow Account as provided in ¶ 13 hereof. If the Settlement becomes Final, any interest earned on the Settlement Fund shall be for the benefit of the Class. If the Settlement does not become Final and the Settlement is terminated for any reason, within ten (10) days of termination, the Settlement Fund shall be returned pursuant to written instructions from Defendants’ Counsel, together with any interest earned on the Settlement Fund, less any Notice and Administration Costs actually incurred.

13. The Escrow Agent shall invest any funds in excess of the $150,000.00 preliminarily allocated to Notice and Administration Costs, in United States Agency or Treasury Securities having maturities of 180 days or less, money market mutual funds comprised of investments secured by the full faith and credit of the United States government, or an interest-bearing account insured by the Federal Deposit Insurance Corporation (“FDIC”), and shall collect or reinvest all interest accrued thereon. Any funds held in escrow in an amount equal to or less than $150,000.00 may be held in an interest-bearing bank account insured by the FDIC. The Released Parties and Defendants’ Counsel shall have no responsibility for, interest in, or liability with respect to the investment decisions of the Escrow Agent. The Settlement Fund and the Escrow Agent shall bear all risks related to investment of the Settlement Amount.

14. The Escrow Agent shall not disburse the Settlement Fund except as provided in this Settlement.

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15. Subject to the terms and conditions of this Settlement, the Settlement Fund shall be used to pay: (i) Taxes and Tax Expenses; (ii) Notice and Administration Costs; and (iii) any attorneys’ fees and Litigation Expenses awarded by the Court. In no event shall the Released Parties bear any responsibility for any fees, costs or expenses beyond payment of the Settlement Amount.

16. After (i) the Judgment becomes Final, and (ii) entry by the Court of a Class Distribution Order approving distribution of the Net Settlement Fund to the Class, the Claims Administrator shall distribute the Net Settlement Fund to Authorized Claimants in accordance with the terms of such Class Distribution Order; provided, however, that any amounts in the Escrow Account necessary for payment of Taxes and Tax Expenses and/or Notice and Administration Costs shall remain in the Escrow Account for such purpose.

17. Except as provided herein, the Net Settlement Fund shall remain in the Escrow Account prior to the distribution. All funds held in the Escrow Account shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds are distributed or returned pursuant to the terms of this Settlement.

18. The Settling Parties agree that the Settlement Fund is intended to be a “qualified settlement fund” within the meaning of Treasury Regulation § 1.468B-1 and that the Claims Administrator, as “administrator” of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Settlement Fund. Such returns shall be consistent with this paragraph and in all events shall reflect that all Taxes on the income earned on the Settlement Fund shall be paid out of the Settlement Fund as provided by ¶ 19 herein. The Claims Administrator shall also be solely responsible for causing

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payment to be made from the Settlement Fund of any Taxes and Tax Expenses owed with respect to the Settlement Fund, and is authorized to withdraw, without prior order of the Court, from the Settlement Fund such amounts as are necessary to pay Taxes and Tax Expenses. Defendants will provide to the Claims Administrator the statement described in Treasury Regulation § 1.468B-3(e). However, neither the Released Parties nor Defendants’ Counsel shall have any liability or responsibility for the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority. The Claims Administrator, as “administrator” of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation-back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

19. All Taxes (including any interest or penalties) and Tax Expenses shall be considered to be a cost of administration of the Settlement and shall be paid out of the Settlement Fund. The Released Parties shall not have any responsibility for, and no liability with respect to, payment of any such Taxes or Tax Expenses, and shall have no responsibility for, and no liability with respect to, the acts or omissions of the Claims Administrator, Lead Counsel or their agents, with regard to Taxes and Tax Expenses. The Settling Parties agree to cooperate with each other, and their tax attorneys and accountants, to the extent reasonably necessary to carry out the terms of this Settlement with regard to Taxes and Tax Expenses.

20. If all conditions of the Settlement are satisfied and the Judgment is entered and becomes Final, no portion of the Settlement Fund will be returned to Defendants, irrespective of the number of Claims filed, the collective amount of losses of Authorized Claimants, the

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percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund. If any portion of the Net Settlement Fund remains following distribution pursuant to ¶ 29 and is of such an amount that in the discretion of the Claims Administrator it is not cost effective or efficient to redistribute to the Class, then such remaining funds, after payment of any further Notice and Administration Costs and Taxes and Tax Expenses, shall be donated to a nonsectarian charitable organization(s) certified as tax-exempt under United States Internal Revenue Code Section 501(c)(3), to be designated by Lead Counsel.

CLASS CERTIFICATION

21. Solely for purposes of the Settlement, the Settling Parties stipulate and agree to: (a) certification of the Action as a class action pursuant to Rules 23(a) and 23(b)(3) of the Federal Rules of Civil Procedure on behalf of the Class; (b) appointment of Lead Plaintiffs as class representatives; and (c) appointment of Lead Counsel as class counsel pursuant to Rule 23(g) of the Federal Rules of Civil Procedure.

PLAN OF ALLOCATION

22. The Net Settlement Fund shall be distributed to Authorized Claimants in accordance with a Plan of Allocation prepared by Lead Counsel, in conjunction with Lead Plaintiffs’ damages expert, and set forth in Exhibit A-1. The Released Parties and Defendants’ Counsel have had no role in the preparation of the Plan of Allocation.

23. The finality of the Settlement shall not be conditioned on any ruling by the District Court concerning the Plan of Allocation or any award of attorneys’ fees or reimbursement of Litigation Expenses. Any order or proceeding relating to a request for approval of the Plan of Allocation, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect or delay the Effective Date or the effectiveness or finality of the Judgment and the release of the Released Claims.

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There shall be no distribution of any of the Settlement Fund to any Class Member until the Plan of Allocation is finally approved and such order of approval is affirmed on appeal and/or is no longer subject to review by appeal or certiorari, and the time for any petition for rehearing, appeal, or review, by certiorari or otherwise, has expired. Again, and for the avoidance of doubt, the Released Parties and Defendants’ Counsel shall have no responsibility for, and no liability with respect to, the investment or distribution of the Settlement Fund.

24. The allocation of the Net Settlement Fund among Authorized Claimants is a matter separate and apart from the proposed Settlement between Defendants and Lead Plaintiffs, and any decision by the Court concerning the Plan of Allocation shall not affect the validity or finality of the proposed Settlement. The Plan of Allocation is not a necessary term of this Settlement, and it is not a condition of this Settlement that any particular plan of allocation be approved by the Court. None of the Settling Parties may cancel or terminate the Settlement based on this Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any plan of allocation in this Action. The Released Parties shall have no responsibility for, and no liability with respect to, the allocation of the Net Settlement Fund, nor shall they object to the Plan of Allocation proposed by Lead Plaintiffs.

ATTORNEYS’ FEES AND LITIGATION EXPENSES

25. Lead Counsel may apply to the Court for an award from the Settlement Fund of attorneys’ fees not to exceed 28% of the Settlement Fund (i.e., up to $4,749,500.00). Litigation Expenses may include reimbursement of the expenses of Lead Plaintiffs’ counsel up to $750,000.00 and Lead Plaintiffs’ expenses up to approximately $40,000.00 in accordance with 15 U.S.C. § 78u-4(a)(4). Attorneys’ fees and Litigation Expenses are not the subject of any agreement between the Settling Parties other than what is set forth in this Settlement.

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26. The Released Parties will take no position on Lead Counsel’s request for attorneys’ fees or Litigation Expenses, and shall have no responsibility for, and no liability with respect to, the attorneys’ fees or Litigation Expenses that the Court may award.

27. The procedure for and amounts of any award of attorneys’ fees and Litigation Expenses, and the allowance or disallowance by the Court thereof, shall not be a condition of the Settlement. Lead Counsel shall request that its application for an award of attorneys’ fees and Litigation Expenses be considered by the Court separately from the Court’s consideration of the fairness and adequacy of the Settlement. Any order or proceedings relating to such request, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect the release of the Released Claims. The finality of the Settlement shall not be conditioned on any ruling by the Court concerning Lead Counsel’s application for attorneys’ fees and Litigation Expenses.

28. Within ten (10) days after both the Judgment and an order by the Court approving Lead Counsel’s attorneys’ fees and Litigation Expenses (the “Fee and Expense Order”) become Final, any awarded attorneys’ fees and Litigation Expenses shall be paid to Lead Counsel from the Escrow Account. Notwithstanding the foregoing, such attorneys’ fees and Litigation Expenses awarded by the Court may be paid immediately following entry of the Judgment and the Fee and Expense Order notwithstanding the existence of or pendency of any appeal or collateral attack on the Settlement or any part thereof or the Fee and Expense Order. In the event that the Effective Date does not occur, or the Judgment or the Fee and Expense Order is reversed or modified by a Final, non-appealable order, or the Settlement is terminated or canceled for any reason, and in the event that attorneys’ fees and Litigation Expenses have been paid out of the Escrow Account to any extent, then Lead Counsel shall be obligated and do hereby agree, within ten (10) days from receiving notice from Defendants’ Counsel or from the Court, to refund to the

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Escrow Account such attorneys’ fees and Litigation Expenses that have been paid, plus interest thereon at the same rate as would have been earned had those sums remained in the Escrow Account.

ADMINISTRATION OF THE SETTLEMENT

29. The Claims Administrator, subject to the supervision of Lead Counsel and the jurisdiction of the Court, shall administer and calculate the Claims submitted by Class Members, oversee distribution of the Net Settlement Fund to Authorized Claimants, and perform all claims administration procedures necessary or appropriate in connection therewith. The Claims Administrator shall receive and administer Claims in accordance with the Plan of Allocation approved by the Court. The proposed Plan of Allocation is set forth in the Notice attached hereto as Exhibit A-1.

30. The Released Parties shall have no liability, obligation or responsibility whatsoever to any person, including, but not limited to, Class Members, the Escrow Agent, or the Claims Administrator, in connection with the administration of the Settlement, the processing of claims, or the disbursement of the Net Settlement Fund.

31. Within ten (10) business days of the Court’s Preliminary Approval Order, Defendants will use reasonable efforts to cause ITT’s transfer agent to provide the Claims Administrator in a computer-readable format, the last known names and addresses of all of ITT’s shareholders of record during the Class Period.

32. Lead Counsel shall cause the Claims Administrator to mail the Notice to those Class Members who may be identified through the records maintained by or on behalf of ITT, and to publish the Summary Notice, pursuant to the terms of the Preliminary Approval Order entered by the Court.

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33. Any Class Member who does not timely submit a valid Proof of Claim Form by the deadline set by the Court will not be entitled to receive any distribution from the Net Settlement Fund but will nevertheless be bound by all of the terms of the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for therein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against any Released Party concerning any Released Claim.

34. By submitting a Claim, a Class Member shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claim, including, but not limited to, the releases and Bar Order provided for in the Judgment, and the Claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to their status as a Class Member and the validity and amount of their Claim. No discovery shall be allowed on the merits of this Action or this Settlement in connection with the processing of Proof of Claim Forms, nor shall any discovery be taken of the Released Parties in connection with such matters.

35. Lead Counsel will apply to the Court, with reasonable notice to Defendants, for a Class Distribution Order, inter alia: (i) approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the Claims submitted; (ii) approving payment of any outstanding Notice and Administration Costs from the Escrow Account; and (iii) if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.

36. Payment pursuant to the Class Distribution Order shall be final and conclusive against any and all Class Members. All Class Members who did not submit a Claim or whose Claim was not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but shall be bound by all of the terms of this Settlement, including the

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terms of the Judgment and the releases provided for therein, and will be permanently barred and enjoined from bringing any action, claim or proceeding of any kind against any Released Party concerning any Released Claim.

37. All proceedings with respect to the administration, processing and determination of Claims and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court.

OBJECTIONS AND REQUESTS FOR EXCLUSION

38. Any member of the Class may appear at the Final Approval Hearing and show cause why the proposed Settlement should or should not be approved as fair, reasonable, adequate and in the best interests of the Class, or why the Judgment should or should not be entered thereon, and/or to present opposition to the Plan of Allocation or to the application of Lead Counsel for attorneys’ fees and reimbursement of Litigation Expenses. However, no Class Member or any other person or entity shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the terms of the Plan of Allocation or the application by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses, unless that Class Member (i) has served written objections, by hand or first-class mail, including the basis therefor, as well as copies of any papers and/or briefs in support of his, her or its position upon Lead Counsel and Defendants’ Counsel for receipt no later than twenty-one (21) days prior to the Final Approval Hearing; and (ii) filed said objections, papers and briefs with the Clerk of the United States District Court for the Southern District of New York no later than twenty-one (21) days prior to the Final Approval Hearing. Any objection must include: (a) the full name, address, and phone number of the objecting Class Member; (b) a list and documentation of all of the Class

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Member’s transactions in ITT common stock during the Class Period, such as brokerage confirmation receipts or other competent documentary evidence of such transactions, including the amount and date of each purchase (or acquisition) or sale and the price or other consideration paid and/or received (including all income received thereon); (c) a written statement of all grounds for the objection accompanied by any legal support for the objection; (d) copies of any papers, briefs or other documents upon which the objection is based; (e) a list of all persons who will be called to testify in support of the objection; (f) a statement of whether the objector intends to appear at the Final Approval Hearing; (g) a list of other cases in which the objector or the objector’s counsel have appeared either as settlement objectors or as counsel for objectors in the preceding five years; and (h) the objector’s signature, even if represented by counsel. If the objector intends to appear at the Final Approval Hearing through counsel, the objection must also state the identity of all attorneys who will appear on his, her or its behalf at the Final Approval Hearing. Any Class Member who does not make his, her or its objection in the manner provided for herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the Settlement, to the Judgment, to the Plan of Allocation or to the application by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses. The Notice shall also state the manner in which a notice of objection should be prepared, filed and delivered. By objecting to the Settlement, the Judgment, the Plan of Allocation and/or the application by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses, or otherwise requesting to be heard at the Final Approval Hearing, an objector shall be deemed to have submitted to the jurisdiction of the Court with respect to the person’s or entity’s objection or request to be heard and the subject matter of the Settlement, including, but not limited to, enforcement of the terms of the Settlement (including, but not limited to, the release of the Released Claims provided for in the Settlement and the Judgment).

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39. A person or entity requesting exclusion from the Class must timely provide the following information to the Claims Administrator: (i) name; (ii) address; (iii) telephone number; (iv) number of shares of ITT common stock purchased (or otherwise acquired) or sold; (v) prices or other consideration paid or received for such ITT common stock; (vi) the date of each purchase (or acquisition) or sale transaction; and (vii) a statement that the person or entity wishes to be excluded from the Class. Unless otherwise ordered by the Court, any Class Member who does not timely submit a written request for exclusion as provided by this section shall be bound by the Settlement. Lead Plaintiffs shall request that any requests for exclusion must be received by the Claims Administrator no later than twenty-one (21) days prior to the Final Approval Hearing.

40. The Claims Administrator shall scan and electronically send copies of all requests for exclusion in PDF format (or such other format as shall be agreed) to Defendants’ Counsel and to Lead Counsel expeditiously (and not more than two (2) days) after the Claims Administrator receives such a request. Lead Counsel shall provide Defendants’ Counsel, within two (2) days after the expiration of the request for exclusion deadline, copies of all requests for exclusion of any Class Members who will be identified to the Court as having validly and timely requested exclusion from the Class. Lead Counsel will submit to the Court a final list of all persons or entities who have requested exclusion from the Class, and shall certify that copies of all requests for exclusion received by the Claims Administrator have been provided to Defendants’ Counsel, at least two (2) days before the Final Approval Hearing.

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PRELIMINARY APPROVAL OF THE SETTLEMENT

41. Promptly after execution of this Settlement, Lead Plaintiffs, by and through Lead Counsel, with Defendants’ Counsel’s consent, shall submit the Settlement together with its exhibits to the Court and shall move for entry of the Preliminary Approval Order, among other things, preliminarily approving the Settlement, approving the contents and method of distribution of the Notice and Summary Notice, approving the contents of the Proof of Claim Form, and setting a date for the Final Approval Hearing. To permit compliance with the settlement notice requirements of the Class Action Fairness Act, the Final Approval Hearing shall take place no earlier than 100 days after the Court enters the Preliminary Approval Order.

JUDGMENT APPROVING THE SETTLEMENT

42. Lead Plaintiffs, by and through Lead Counsel, with Defendants’ Counsel’s consent, shall request that the Court, if it approves the Settlement following the Final Approval Hearing, enter the Judgment. The Settlement is expressly conditioned upon, among other things, the entry of a Judgment substantially in the form attached hereto as Exhibit B and in all respects consistent with this Settlement.

EFFECTIVE DATE OF THE SETTLEMENT, AND TERMINATION

43. The Effective Date of the Settlement shall be the first date by which all of the following have occurred:

(a) The Court has entered the Preliminary Approval Order;

(b) ITT shall have caused the Settlement Amount to be deposited into the Escrow Account;

(c) Defendants have not exercised their option to terminate the Settlement pursuant to ¶ 45 herein;

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(d) The Court has approved the Settlement following notice to the Class and the Final Approval Hearing in accordance with Rule 23 of the Federal Rules of Civil Procedure, and has entered the Judgment; and

(e) The Judgment has become Final, as defined in ¶ 1(o) herein.

44. Defendants and Lead Plaintiffs each shall have the right to terminate the Settlement by providing written notice of their election to do so to the other within twenty (20) days of the date on which: (a) the Court refuses to approve this Stipulation and Agreement of Settlement, or the terms contained herein, in any material respect; (b) the Court declines to enter the Preliminary Approval Order in any material respect; (c) the Court refuses to grant final approval of this Settlement or any material part of it; (d) the Court declines to enter the Judgment in any material respect; (e) the Effective Date of the Settlement does not occur; or (f) the payment of the Settlement Amount is not satisfied in accordance with the terms herein. In addition, Defendants may also terminate the Settlement in accordance with ¶ 45. The foregoing list is not intended to limit or impair the Settling Parties’ rights under the law of contracts of the State of New York with respect to any breach of this Settlement (except as provided in ¶ 2 hereof). In the event the Settlement is terminated, the provisions of ¶¶ 12, 13, 14, 17, 28, 30, 46, 47, 51, 53, 54, 63, 64, 65, 66, and 67 shall survive termination. If the Settlement does not become Final or is terminated for any reason, within ten (10) days of termination, the Settlement Fund shall be returned to Defendants pursuant to written instructions from Defendants’ Counsel, together with any interest earned on the Settlement Fund, less any Notice and Administration Costs actually and reasonably incurred.

45. Defendants shall have the option to terminate the Settlement in the event that the aggregate number of total shares of ITT common stock purchased or acquired during the Class Period by persons or entities who would otherwise be entitled to participate in the Settlement as

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Class Members, but who timely and validly request exclusion in accordance with the terms of this Settlement, equals or exceeds the threshold (the “Opt-Out Threshold”) as calculated pursuant to a separate agreement (the “Supplemental Agreement”) executed between Lead Counsel and Defendants’ Counsel, which is incorporated by reference into this Settlement. The Opt-Out Threshold may be disclosed in camera to the Court for purposes of approval of the Settlement, as may be required by the Court, but such disclosure shall be carried out to the fullest extent possible in accordance with the practices of the Court so as to maintain the confidentiality of the Opt-Out Threshold.

46. Except as otherwise provided herein, in the event the Settlement is terminated, the Settling Parties reserve their rights to proceed in all respects as if this Settlement had not been entered into and without any prejudice in any way from the negotiation, fact or terms of this Settlement. If the Settlement is terminated, the Settling Parties shall be restored to their respective positions in the Action as of June 16, 2015, the date this Action was stayed pending settlement discussions. Any order certifying a class in this Action for purposes of this Settlement prior to termination shall be null and void and a class shall not be considered certified for purposes of further litigation. Defendants will be provided a full opportunity to oppose Lead Plaintiffs’ Class Certification Motion. The Settling Parties will in good faith propose a new case schedule for the completion of class certification briefing, discovery and other pretrial proceedings and for the trial of this Action.

NO ADMISSION OF WRONGDOING

47. Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Settlement, including its exhibits, all negotiations, discussions, drafts and proceedings in connection with the Settlement, and any act performed or document signed in connection with the Settlement:

(a) shall not be offered or received against the Released Parties, Lead Plaintiffs or the other Class Members as evidence of, or be deemed to be evidence of, any presumption, concession or admission by any of the Released Parties or by Lead Plaintiffs or the other Class Members with respect to the truth of any fact alleged by Lead Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault or wrongdoing of the Released Parties;

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(b) shall not be offered or received against the Released Parties as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Released Party, or against Lead Plaintiffs or any of the other Class Members as evidence of any infirmity in the claims of Lead Plaintiffs and the other Class Members;

(c) shall not be offered or received against the Released Parties, Lead Plaintiffs or the other Class Members as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Released Parties, Lead Plaintiffs or the other Class Members, in any arbitration proceeding or other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement; provided, however, that if this Settlement is approved by the Court, the Released Parties may refer to the Settlement and the Judgment in any action that may be brought against them to effectuate the liability protection granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law;

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(d) shall not be construed against the Released Parties, Defendants’ Counsel, Lead Counsel or Lead Plaintiffs or the other Class Members as an admission or concession that the consideration to be paid hereunder represents the amount which could be or would have been recovered after trial or that any damages potentially recoverable under the Complaint would have exceeded or would have been less than the Settlement Amount; and

(e) shall not be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiffs or the other Class Members or any of them that any of their claims are without merit;

(f) shall not be construed as or received in evidence as an admission, concession or presumption against the Released Parties that class certification is appropriate in this Action, except for purposes of this Settlement.

48. Defendants have denied, and continue to deny, each and every claim and contention alleged in the Complaint and affirm that they have acted properly and lawfully at all times. Further, Defendants have denied expressly, and continue to deny, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action and deny that they ever engaged in or committed any fraud, wrongdoing, improper conduct, violation of law, or breach of duty whatsoever. Defendants also have denied, and continue to deny, inter alia, that there were any materially false or misleading statements or material omissions in any of Defendants’ public statements, including their filings with the SEC, and that Lead Plaintiffs or any Class Member has suffered damage or harm of any kind. Had the terms of this Settlement not been reached, Defendants would have continued to contest vigorously Lead Plaintiffs’ allegations, and Defendants maintain that they had and have meritorious defenses to all claims alleged in the Action.

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MISCELLANEOUS PROVISIONS

49. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

50. The Settling Parties intend this Settlement to be a final and complete resolution of all disputes asserted or that could be asserted by Lead Plaintiffs or any other Class Members in the Action or with respect to all Released Claims. Except in the event of termination of this Settlement, Lead Plaintiffs and Defendants agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule or regulation, that the Action was brought or defended in bad faith or without a reasonable basis. The Settling Parties agree that the Settlement Amount and the other terms of the Settlement were negotiated at arm’s length and in good faith by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with their respective experienced legal counsel.

51. While maintaining their positions that the claims and defenses asserted in the Action are meritorious, Lead Plaintiffs and Lead Counsel, on the one hand, and Defendants and Defendants’ Counsel, on the other, shall not make any public statements or statements to the media (whether or not for attribution) that disparage the other’s business, conduct, or reputation or that of their counsel based on the subject matter of the Action.

52. This Settlement may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Settling Parties or their successors-in-interest. After prior notice to the Court, but without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Settlement.

53. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

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54. Neither the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is or may be deemed to be or may be used as an admission of, or evidence of, the truth or validity of any Released Claim, any allegations or claims made in the Action, or of any purported wrongdoing or liability of any of the Released Parties; or (b) is or may be deemed to be or may be used as an admission of, or evidence of, any liability, negligence, fault, omission, or wrongdoing as against any of the Released Parties in any civil, criminal or administrative proceeding in any court, any arbitration proceeding or any administrative agency or other tribunal, other than in such proceedings as may be necessary to consummate or enforce the Settlement or the Judgment.

55. The waiver by one party of any breach of this Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Settlement. The provisions of this Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.

56. This Settlement, including its exhibits and the Supplemental Agreement, which are material parts thereof, constitute the entire agreement among the Settling Parties, and no representations, warranties or inducements have been made to any party concerning this Settlement, its exhibits, or the Supplemental Agreement, other than the representations, warranties and covenants contained and memorialized in such documents. It is understood by the Settling Parties that, except for the matters expressly represented herein, the facts or law with respect to which this Settlement is entered into may turn out to be other than, or different from, the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of the facts or law turning out to be so different, and agrees that this Settlement shall be in all respects effective and not subject to termination by reason of any such different facts or law.

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57. This Settlement may be executed in one or more counterparts, including by signature transmitted via facsimile, or by a .pdf/.tif image of the signature transmitted via e-mail. All executed counterparts and each of them shall be deemed to be one and the same instrument.

58. Lead Plaintiffs agree that they will use their best efforts to obtain all necessary approvals of the Court required by this Settlement, and Defendants agree to provide such support as may be reasonably requested by Lead Plaintiffs or Lead Counsel.

59. Each signatory to this Settlement represents that he or she has authority to sign this Settlement on behalf of Lead Plaintiffs or Defendants, as the case may be, and that they have the authority to take appropriate action required or permitted to be taken pursuant to this Settlement to effectuate its terms. Lead Plaintiffs and Lead Counsel also represent and warrant that none of Lead Plaintiffs’ claims or causes of action referred to herein, or that could have been alleged in the Action, has been assigned, encumbered, hypothecated, conveyed, transferred, or in any manner granted or given, in whole or in part, to any other person or entity.

60. This Settlement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto, including all Released Parties, and any corporation, partnership, or other entity into or with which any party hereto may merge, consolidate or reorganize.

61. Any notice required by this Settlement shall be submitted by overnight mail and e-mail to each of the signatories below.

62. The administration, consummation and enforcement of the Settlement shall be under the authority of the Court and the Settling Parties intend that the Court retain jurisdiction for the purpose of, inter alia, entering orders, providing for awards of attorneys’ fees and Litigation Expenses, and enforcing the terms of the Settlement.

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63. The construction, interpretation, operation, effect and validity of this Settlement, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of New York without regard to that State’s choice-of-law principles, except to the extent that federal law requires that federal law govern.

64. To the extent there are disputes regarding the interpretation of any term of this Settlement, the Settling Parties will attempt to resolve any such dispute in good faith. If the Settling Parties fail to resolve the dispute, or in the event of a breach of the terms of the Settlement, any non-breaching Settling Party shall be entitled to bring an action seeking to enforce those provisions, and the exclusive forum for any such action shall be this Court. The prevailing Settling Party in any such action to enforce these provisions of the Settlement shall be entitled to recover their reasonable attorneys’ fees and expenses incurred in connection with remedying the breach.

65. This Settlement shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Settlement.

66. Nothing in this Settlement, or the negotiations or proceedings relating to the Settlement, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Lead Plaintiffs’ Counsel and Defendants’ Counsel in connection with this Settlement shall be kept confidential and shall be inadmissible in any proceeding in any U.S. federal or state court or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.

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67. Except where specifically noted, all time periods set forth in this Settlement will be computed in calendar days and pursuant to the terms of Rule 6(a) of the Federal Rules of Civil Procedure.

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IN WITNESS WHEREOF, the Settling Parties hereto have caused this Settlement to be executed, by their duly authorized attorneys, as of November 2, 2015.

COHEN MILSTEIN SELLERS & TOLL PLLC	GIBSON, DUNN & CRUTCHER LLP

/s/ Carol V. Gilden	/s/ Jennifer L. Conn
Carol V. Gilden	Jennifer L. Conn
190 South LaSalle Street	Brad Schoenfeldt
Suite 1705	200 Park Avenue, 48th Floor
Chicago, IL 60603	New York, NY 10166
Tel.: (312) 357-0370	Tel.: (212) 351-4000
Fax: (312) 357-0369	Fax: (212) 351-4035
cgilden@cohenmilstein.com	jconn@gibsondunn.com
bschoenfeldt@gibsondunn.com
Kenneth M. Rehns
88 Pine Street, 14th Fl.	Wayne W. Smith
New York, New York 10005	3161 Michelson Drive
Tel.: (212) 838-7797	Irvine, CA 92612-4412
Fax: (212) 838-7745	Tel.: (949) 451-3800
krehns@cohenmilstein.com	Fax: (949) 451-4220
wsmith@gibsondunn.com
S. Douglas Bunch
Elizabeth Aniskevich	Attorneys for Defendants
Times Wang
1100 New York Avenue, N.W.
Suite 500 West
Washington, D.C. 20005
Tel.: (202) 408-4600
Fax: (202) 408-4699
dbunch@cohenmilstein.com
eaniskevich@cohenmilstein.com
twang@cohenmilstein.com

Attorneys for Lead Plaintiffs and the Class

EXHIBIT A

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UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ITT EDUCATIONAL SERVICES, INC. SECURITIES LITIGATION	Civil Action No. 13-cv-1620-JPO ECF Case

[PROPOSED] ORDER PRELIMINARILY APPROVING THE

SETTLEMENT, APPROVING NOTICE TO THE CLASS AND

SCHEDULING FINAL APPROVAL HEARING

WHEREAS, Lead Plaintiffs Plumbers and Pipefitters National Pension Fund and Metropolitan Water Reclamation District Retirement Fund (“Lead Plaintiffs”), on behalf of themselves and each of the Class Members, have applied to the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure for an order preliminarily approving the settlement contained in the Stipulation and Agreement of Settlement dated November 2, 2015 (the “Settlement”) and for dismissal of the Action with prejudice upon the terms and conditions set forth in the Settlement;

WHEREAS, the Court is familiar with and has reviewed the record in the Action and has reviewed the Settlement, including the exhibits attached to the Settlement, and found good cause for entering the following Preliminary Approval Order:

NOW, THEREFORE, IT IS HEREBY ORDERED:

1. This Preliminary Approval Order hereby incorporates by reference the definitions in the Settlement, and all capitalized terms used herein, unless otherwise defined, shall have the same meanings as set forth in the Settlement. As in the Settlement, unless otherwise specified, all time periods set forth in the Preliminary Approval Order will be computed in calendar days and pursuant to the terms of Rule 6(a) of the Federal Rules of Civil Procedure.

2. The Court preliminarily approves the Settlement, including all provisions therein and exhibits attached thereto, as fair, reasonable and adequate to the Class, pending the Final Approval Hearing.

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3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, the Court preliminarily certifies, for the purposes of effectuating this settlement only, a Class of all who purchased or otherwise acquired the common stock of ITT Educational Services, Inc. (“ITT” or the “Company”) (ticker symbol: ESI) between April 24, 2008 and February 25, 2013, both dates inclusive. Excluded from the Class are: Defendants; members of the immediate family of any Defendant; any firm, trust, corporation, or other entity in which any Defendant has or had a controlling interest during the Class Period; the officers and directors of ITT during the Class Period; and legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person or entity. Any person or entity that timely and validly requests exclusion from the Class pursuant to and in accordance with the terms of this Preliminary Approval Order is also excluded from the Class.

4. With respect to the Class, this Court preliminarily finds, for purposes of effectuating this settlement only, that the prerequisites for class certification under Rule 23 of the Federal Rules of Civil Procedure have been satisfied, in that: (a) the members of the Class are so numerous that joinder of all Class Members in the litigation is impracticable; (b) there are questions of law and fact common to the Class which predominate over any individual questions; (c) the claims of the Lead Plaintiffs are typical of the claims of the Class; (d) the Lead Plaintiffs and Lead Counsel have fairly and adequately represented and protected the interests of all of the Class Members; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: (i) the interests of the members of the Class in individually controlling the prosecution of separate actions; (ii) the extent and nature of any litigation concerning the controversy already commenced by members of the Class; (iii) the desirability or undesirability of continuing the litigation of these claims in this particular forum; and (iv) the difficulties likely to be encountered in the management of the litigation.

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5. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of this Settlement only, Lead Plaintiffs are preliminarily appointed as class representatives for the Class and Cohen Milstein Sellers & Toll PLLC, previously appointed Lead Counsel, is preliminarily appointed counsel for the Class.

6. The Court approves the form of Notice of Pendency of Class Action and Proposed Settlement (the “Notice”) (annexed hereto as Exhibit A-1); the Summary Notice of Pendency of Class Action and Proposed Settlement (“Summary Notice”) (annexed hereto as Exhibit A-2) (Exhibits A-1 and A-2 are together referred to as the “Notices”); and the Proof of Claim Form (annexed hereto as Exhibit A-3), and finds that the procedures established for publication, mailing and distribution of the Notices substantially in the manner and form set forth in Paragraph 7 of this Preliminary Approval Order meet the requirements of Rule 23 of the Federal Rules of Civil Procedure; Section 21D(a)(7) of the Securities Exchange Act of 1934 (the “Securities Exchange Act”), as amended by the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), 15 U.S.C. § 78u-4(a)(7); the Constitution of the United States (including the Due Process clause); and any other applicable law, and constitute the best notice practicable under the circumstances and shall constitute sufficient notice to all persons or entities entitled thereto.

7. The Court approves the appointment of Epiq Systems, Inc. as the Claims Administrator to supervise and administer the notice procedure, as well as the processing of claims as more fully set forth below:

a. No later than twenty-one (21) days after entry of the Preliminary Approval Order (the “Notice Date”), the Claims Administrator shall cause a copy of the Notice and

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Proof of Claim Form, annexed hereto as Exhibits A-1 and A-3, respectively, to be mailed by first-class mail, postage prepaid, to those members of the Class who may be identified through reasonable effort;

b. The Summary Notice annexed hereto as Exhibit A-2 shall be published once in the Wall Street Journal and on PR Newswire no later than the Notice Date; and

c. The Settlement, the Notice, the Summary Notice and the Proof of Claim Form shall also be placed on a website dedicated to administration of this Settlement on or before the Notice Date.

8. Nominees who purchased or acquired ITT common stock for beneficial owners who are Class Members are directed to: (a) request within fourteen (14) days of receipt of the Notice additional copies of the Notice and the Proof of Claim Form from the Claims Administrator for such beneficial owners; or (b) send a list of the names and addresses of such beneficial owners to the Claims Administrator within fourteen (14) days after receipt of the Notice. If a nominee elects to send the Notice and the Proof of Claim Form to beneficial owners, such nominee is directed to mail the Notice and the Proof of Claim Form within fourteen (14) days of receipt of the additional copies from the Claims Administrator, and upon such mailing, the nominee shall send a statement to the Claims Administrator confirming that the mailing was made as directed, and the nominee shall retain the list of names and addresses for use in connection with any possible future notice to the Class. Upon full compliance with this Preliminary Approval Order, including the timely mailing of the Notice to beneficial owners, such nominees may seek reimbursement of their reasonable expenses actually incurred in complying with this Preliminary Approval Order by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought and reflecting compliance with these instructions, including timely

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mailing of the Notice, if the nominee elected or elects to do so. Such properly documented expenses incurred by nominees in compliance with the terms of this Preliminary Approval Order shall be paid from the Settlement Fund.

9. No later than thirty-five (35) days prior to the Final Approval Hearing, Lead Counsel shall cause to be filed with the Clerk of this Court affidavits or declarations of the person or persons under whose general direction the mailing of the Notice and the publication of the Summary Notice shall have been made, showing that such mailing and publication have been made in accordance with this Preliminary Approval Order.

HEARING: RIGHT TO BE HEARD

10. The Court will hold a Final Approval Hearing under Rule 23(e) of the Federal Rules of Civil Procedure, on             , 2016, at              .M.,1 in the United States District Court for the Southern District of New York, 40 Foley Square, Courtroom 706, New York, New York, for the following purposes: (i) to determine whether the Settlement should be finally approved as fair, reasonable, adequate and in the best interests of the Class; (ii) to determine whether the Judgment, in the form attached as Exhibit B to the Settlement, should be entered dismissing and releasing the Released Claims (as that term is defined in the Settlement) with prejudice; (iii) to determine, for purposes of the Settlement only, whether the Class should be finally certified; whether Lead Plaintiffs should be finally appointed as representatives for the Class; and whether Lead Counsel should be finally appointed as counsel for the Class; (iv) to rule upon the Plan of Allocation; (v) to rule upon Lead Counsel’s application for an award of attorneys’ fees and reimbursement of Lead Counsel’s and Lead Plaintiffs’ Litigation Expenses (hereinafter “Litigation Expenses”); and (vi) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

[1]	The parties have respectfully requested that the Court schedule the Final Approval Hearing no earlier than 100 days after entry of this Preliminary Approval Order, so that, among other things, they may comply with the provisions set forth in the Class Action Fairness Act, 28 U.S.C. § 1715(b).

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11. Papers in support of the Settlement, the Plan of Allocation and Lead Counsel’s application for attorneys’ fees and reimbursement of Litigation Expenses shall be filed no later than thirty-five (35) days prior to the Final Approval Hearing, and any papers in further support thereof shall be filed no later than seven (7) days before the Final Approval Hearing. If an objection is filed pursuant to Paragraph 12 below, any reply papers shall be filed no later than seven (7) days before the Final Approval Hearing.

12. Any member of the Class may appear at the Final Approval Hearing and show cause why the proposed Settlement should or should not be approved as fair, reasonable, adequate and in the best interests of the Class, or why the Judgment should or should not be entered thereon, and/or to present opposition to the Plan of Allocation or to the application of Lead Counsel for attorneys’ fees and reimbursement of Litigation Expenses. However, no Class Member or any other person shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the terms of the Plan of Allocation or the application by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses, unless that Class Member (i) has served written objections, by hand or first-class mail, including the basis therefor, as well as copies of any papers and/or briefs in support of his, her or its position upon the following counsel for receipt no later than twenty-one (21) days prior to the Final Approval Hearing:

Lead Counsel for the Class

Cohen Milstein Sellers & Toll PLLC

Carol V. Gilden

190 South LaSalle Street

Suite 1705

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Chicago, IL 60603

Tel.: (312) 357-0370

Fax: (312) 357-0369

cgilden@cohenmilstein.com

Counsel for Defendants

Gibson, Dunn & Crutcher LLP

Jennifer L. Conn

200 Park Avenue, 48th Floor

New York, NY 10166

Tel.: (212) 351-4000

Fax: (212) 351-4035

jconn@gibsondunn.com

and (ii) filed said objections, papers and briefs with the Clerk of the United States District Court for the Southern District of New York no later than twenty-one (21) days prior to the Final Approval Hearing. Any objection must include: (a) the full name, address, and phone number of the objecting Class Member; (b) a list and documentation of all of the Class Member’s transactions in ITT common stock during the Class Period, such as brokerage confirmation receipts or other competent documentary evidence of such transactions, including the amount and date of each purchase (or acquisition) or sale and the price or other consideration paid and/or received (including all income received thereon); (c) a written statement of all grounds for the objection accompanied by any legal support for the objection; (d) copies of any papers, briefs or other documents upon which the objection is based; (e) a list of all persons who will be called to testify in support of the objection; (f) a statement of whether the objector intends to appear at the Final Approval Hearing; (g) a list of other cases in which the objector or the objector’s counsel have appeared either as settlement objectors or as counsel for objectors in the preceding five years; and (h) the objector’s signature, even if represented by counsel. If the objector intends to appear at the Final Approval Hearing through counsel, the objection must also state the identity of all attorneys who will appear on his, her or its behalf at the Final Approval Hearing. Any Class Member who

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does not make his, her or its objection in the manner provided for herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness or adequacy of the Settlement, to the Judgment, to the Plan of Allocation or to the application by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses. The Notice shall also state the manner in which a notice of objection should be prepared, filed and delivered. By objecting to the Settlement, the Judgment, the Plan of Allocation and/or the application by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses, or otherwise requesting to be heard at the Final Approval Hearing, an objector shall be deemed to have submitted to the jurisdiction of the Court with respect to the person’s or entity’s objection or request to be heard and the subject matter of the Settlement, including, but not limited to, enforcement of the terms of the Settlement (including, but not limited to, the release of the Released Claims provided for in the Settlement and the Judgment).

13. Any Class Member may hire their own attorney, at their own expense, to represent them in making written objections or in appearing at the Final Approval Hearing. If any Class Member chooses to hire an attorney at their own expense, that attorney must file a notice of appearance with the Court and serve it on Lead Counsel and Defendants’ Counsel so that the notice is received fourteen (14) days prior to the Final Approval Hearing.

14. All Class Members shall be bound by all determinations and judgments in the Action concerning the Settlement, whether favorable or unfavorable to the Class. If the Settlement is approved, all Class Members will be bound by the Settlement, including, but not limited to, the release of the Released Claims provided for in the Settlement, and by any judgment or determination of the Court affecting Class Members, regardless of whether or not a Class Member submits a Proof of Claim Form.

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15. Any Class Member may enter an appearance in the Action, at his, her or its own expense, individually or through counsel of his, her or its own choice. If they do not enter an appearance, they will be represented by Lead Counsel.

16. The Court reserves the right to (a) adjourn or continue the Final Approval Hearing, without further notice to Class Members; and (b) approve the Settlement with modification and without further notice to Class Members. Lead Counsel shall cause any new date for the Final Approval Hearing to be posted on the website dedicated to the Settlement. The Court retains jurisdiction of this Action to consider all further applications arising out of or otherwise relating to the proposed Settlement; to allow, disallow or adjust on equitable grounds the claims of any member of the Class; and as otherwise warranted.

CLAIMS PROCESS

17. In order to be entitled to participate in the Settlement, a Class Member must complete and submit a Proof of Claim Form in accordance with the instructions contained therein. To be valid and accepted, Proof of Claim Forms submitted in connection with this Settlement must be postmarked no later than one hundred twenty (120) days from the date of this Order.

18. The Claims Administrator, subject to the supervision of Lead Counsel and the Court, will make administrative determinations concerning the acceptance and rejection of the Proof of Claim Forms submitted. By submitting a Proof of Claim Form, a Class Member shall be deemed to have submitted to the jurisdiction of the Court with respect to the claim submitted, and the claim will be subject to investigation and discovery, if any, under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to their status as a Class Member and the validity and amount of their claim.

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19. Any Class Member who does not timely submit a valid Proof of Claim Form shall not be eligible to share in the distribution of the Net Settlement Fund, but nonetheless will be bound by all of the terms of the Settlement, including the releases provided for therein, and shall be barred and enjoined from bringing any action, claim or other proceeding of any kind against any Released Party concerning any Released Claim, and shall be bound by any judgment or determination of the Court affecting the Class Members.

REQUEST FOR EXCLUSION FROM THE CLASS

20. Any requests for exclusion must be received no later than twenty-one (21) days prior to the Final Approval Hearing. Any Class Member who wishes to be excluded from the Class must provide their (i) name, (ii) address, (iii) telephone number, (iv) number of shares of ITT common stock purchased (or otherwise acquired) or sold, (v) prices or other consideration paid or received for such shares(s), (vi) the date of each purchase or sale transaction, and (vii) a statement that the Class Member wishes to be excluded from the Class. The request for exclusion must also be signed by the person or entity requesting exclusion. All Class Members who submit valid and timely requests for exclusion in the manner set forth in this paragraph shall have no rights under the Settlement, shall not share in the distribution of the Net Settlement Fund, and shall not be bound by the Settlement or Judgment.

21. Any member of the Class who does not request exclusion from the Class in the manner stated in this Preliminary Approval Order shall be deemed to have waived his, her or its right to be excluded from the Class, and shall forever be barred from requesting exclusion from the Class in this or any other proceeding, and shall be bound by the Settlement and the Judgment, including, but not limited to, the release of the Released Claims provided for in the Settlement and the Judgment, if the Court approves the Settlement.

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22. The Released Parties shall have no responsibility or liability whatsoever with respect to the Plan of Allocation or Lead Counsel’s application for an award of attorneys’ fees and reimbursement of Litigation Expenses which, to the extent approved by the Court, shall be paid from the Settlement Fund. The Plan of Allocation and Lead Counsel’s application for an award of attorneys’ fees and reimbursement of Litigation Expenses will be considered separately from the fairness, reasonableness and adequacy of the Settlement. At or after the Final Approval Hearing, the Court will determine whether Lead Counsel’s proposed Plan of Allocation should be approved, and the amount of attorneys’ fees and Litigation Expenses to be awarded to Lead Counsel. Any appeal from any orders relating solely to the Plan of Allocation or solely to Lead Counsel’s application for an award of attorneys’ fees and Litigation Expenses (or both), or any reversal or modification thereof, shall not operate to terminate or cancel the Settlement, or affect or delay the finality of the Judgment approving the Settlement.

23. Unless the Settlement is terminated or not finally approved, only Class Members and Lead Counsel shall have any right to any portion of, or any rights in the distribution of, the Settlement Fund, unless otherwise ordered by the Court or otherwise provided in the Settlement.

24. All funds held in the Escrow Account shall be deemed and considered to be in custodia legis and shall remain subject to the jurisdiction of the Court until such time as such funds shall be distributed pursuant to the Settlement and/or further order of the Court.

25. As set forth in the Settlement, prior to the Effective Date, the Escrow Agent, without further approval of Defendants or the Court, may pay from the Settlement Fund up to $150,000.00 in Notice and Administration Costs actually and reasonably incurred associated with the administration of the Settlement. Prior to the Effective Date, payment of any Notice and Administration Costs exceeding $150,000.00 shall require notice to and agreement from

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Defendants, through Defendants’ Counsel. Subsequent to the Effective Date, without further approval by Defendants or the Court, the Settlement Fund may be used by Lead Counsel to pay reasonable and necessary Notice and Administration Costs in excess of $150,000.00. In the event the Court does not approve the Settlement, the Settlement is terminated pursuant to its terms, or if the Settlement otherwise fails to become effective, neither Lead Plaintiffs nor Lead Counsel shall have any obligation to repay any such amounts actually and properly incurred or disbursed for such purposes. If the Settlement does not become Final or is terminated for any reason, within ten (10) days of termination, the Settlement Fund shall be returned to Defendants pursuant to written instructions from Defendants’ Counsel, together with any interest earned on the Settlement Fund, less any Notice and Administration Costs actually and reasonably incurred.

26. Whether or not the Settlement is approved by the Court, the fact and terms of this Preliminary Approval Order and the Settlement, including its exhibits, all negotiations, discussions, drafts and proceedings in connection with the Settlement, and any act performed or document signed in connection with the Settlement:

a.	shall not be offered or received against the Released Parties, Lead Plaintiffs or the other Class Members as evidence of, or be deemed to be evidence of, any presumption, concession or admission by any of the Released Parties or by Lead Plaintiffs or the other Class Members with respect to the truth of any fact alleged by Lead Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault or wrongdoing of the Released Parties;

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b.	shall not be offered or received against the Released Parties as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Released Party, or against Lead Plaintiffs or any of the other Class Members as evidence of any infirmity in the claims of Lead Plaintiffs and the other Class Members;

c.	shall not be offered or received against the Released Parties, Lead Plaintiffs or the other Class Members as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Settlement, in any arbitration proceeding or other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement; provided, however, that if this Settlement is approved by the Court, the Released Parties may refer to the Settlement and the Judgment in any action that may be brought against them to effectuate the liability protection granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law;

d.

shall not be construed against the Released Parties, Defendants’ Counsel, Lead Counsel or Lead Plaintiffs or the other Class Members as an admission or concession that the consideration to be paid hereunder represents the amount

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which could be or would have been recovered after trial or that any damages potentially recoverable under the Complaint would have exceeded or would have been less than the Settlement Amount;

e.	shall not be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiffs or the other Class Members or any of them that any of their claims are without merit; and

f.	shall not be construed as or received in evidence as an admission, concession or presumption against the Released Parties that class certification is appropriate in this Action, except for purposes of this Settlement.

27. Unless otherwise provided in the Settlement, there shall be no distribution of any of the Net Settlement Fund to any Class Member until a Plan of Allocation is finally approved and is affirmed on appeal or certiorari or is no longer subject to review by appeal or certiorari and the time for any petition for rehearing, appeal or review, whether by certiorari or otherwise, has expired.

28. The Court hereby orders a continuation of the stay of litigation in this Action first entered on June 16, 2015, and Lead Plaintiffs, all Class Members, and each of them, and anyone who acts or purports to act on their behalf, shall not institute or commence any action or litigation in any court, arbitration, or other tribunal which asserts any Released Claims.

29. In the event that the Settlement fails to become effective in accordance with its terms, or if the Judgment is not entered or is reversed, vacated or materially modified on appeal (and, in the event of material modification, if any party elects to terminate the Settlement), this Preliminary Approval Order (except Paragraphs 24-28) shall be null and void, the Settlement shall be deemed terminated, and the parties shall return to their positions as of June 16, 2015, the date this Action was stayed pending settlement discussions, without prejudice in any way, as provided for in the Settlement.

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30. The Court preliminarily finds that the Escrow Account is a “qualified settlement fund” pursuant to Internal Revenue Code Section 468B and the Treasury Regulations promulgated thereunder.

IT IS SO ORDERED.

DATED:

THE HONORABLE J. PAUL OETKEN
UNITED STATES DISTRICT JUDGE

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UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ITT EDUCATIONAL SERVICES, INC. SECURITIES LITIGATION	Civil Action No. 13-cv-1620-JPO ECF Case

NOTICE OF PENDENCY OF CLASS ACTION AND PROPOSED SETTLEMENT

IF YOU PURCHASED OR ACQUIRED THE COMMON STOCK OF ITT EDUCATIONAL

SERVICES, INC. BETWEEN APRIL 24, 2008 AND FEBRUARY 25, 2013, BOTH DATES

INCLUSIVE, YOU COULD RECEIVE A PAYMENT FROM A CLASS ACTION

SETTLEMENT.

A Federal Court authorized this Notice. This is not a solicitation from a lawyer.

This Notice explains important rights you may have, including your possible receipt of cash from the Settlement. Your legal rights will be affected whether or not you act.

PLEASE READ THIS NOTICE CAREFULLY!

1. Securities and Time Period: ITT Educational Services, Inc. (“ITT” or the “Company”) common stock (ticker symbol: ESI) purchased or acquired between April 24, 2008 and February 25, 2013, both dates inclusive.

2. Description of the Action and the Class: The Settlement1 resolves class action litigation over whether ITT, and certain of ITT’s executives, allegedly made or were otherwise liable for material misrepresentations and omissions concerning the Company’s obligations under certain risk-sharing agreements it had entered into in connection with certain third-party private student loan programs for ITT students. The Plumbers and Pipefitters National Pension Fund and Metropolitan Water Reclamation District Retirement Fund were appointed by the Court to represent all Class Members and were designated as the Lead Plaintiffs and as class representatives for the case. Cohen Milstein Sellers & Toll PLLC (“Cohen Milstein”) was appointed by the Court to serve as Lead Counsel. The “Class” consists of:

all persons or entities who purchased or otherwise acquired the common stock of ITT Educational Services, Inc. (ticker symbol: ESI) between April 24, 2008 and February 25, 2013, both dates inclusive. Excluded from the Class are: Defendants; members of the immediate family of any Defendant; any firm, trust, corporation, or other entity in which any Defendant has or had a controlling interest during the Class Period; the officers and directors of ITT during the Class Period; and legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person or entity.

[1]	This Notice incorporates by reference the definitions in the Stipulation and Agreement of Settlement, dated November 2, 2015 (the “Settlement”), and all capitalized terms used, but not defined herein, shall have the same meanings as in the Settlement. A copy of the Settlement can be obtained at http://www.ITTSecurities Settlement.com.

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3. Statement of Class’s Recovery: Subject to Court approval, and as described more fully in ¶¶ 17-19 below, Lead Plaintiffs, on behalf of themselves and the Class, have agreed to settle all Released Claims against the Defendants and other Released Parties in exchange for a settlement payment of $16,962,500.00 in cash (the “Settlement Amount”) to be deposited into an interest-bearing escrow account (the “Settlement Fund”) and certain other terms. The Settlement Fund less all Taxes, Tax Expenses, Notice and Administration Costs, and attorneys’ fees and Litigation Expenses awarded to Lead Counsel (the “Net Settlement Fund”) will be distributed to members of the Class in accordance with a plan of allocation (the “Plan of Allocation”) that will be submitted to and approved by the Court. The proposed Plan of Allocation is included in this Notice, and may be modified by the Court without further notice.

4. Statement of Estimated Average Amount of Recovery: Your recovery will depend on the number of shares of ITT common stock that you purchased or acquired during the Class Period, the price(s) at which those shares were purchased or acquired, the timing of your purchases, and any sales. Depending on the number of eligible shares of common stock that participate in the Settlement, and when and at what price that common stock was purchased or acquired and sold, the estimated average recovery per share of ITT common stock will be approximately $0.47 before deduction of Court-approved fees and expenses and any other awards or payments.

5. Statement of the Parties’ Position on Damages: The Defendants deny all claims of wrongdoing and affirm that they have acted properly and lawfully at all times. Defendants further deny that they are liable to the Lead Plaintiffs and/or the Class or that Lead Plaintiffs or other members of the Class suffered any injury. Moreover, the parties do not agree on the likelihood that Lead Plaintiffs and/or the Class would be able to prevail at trial or the amount of damages that potentially would be recoverable if Lead Plaintiffs and/or the Class were to prevail on any or all of their claims. The issues on which the parties disagree include, but are not limited to: (1) whether certain public statements made by Defendants were materially false or misleading; (2) whether the Defendants are liable under the federal securities laws for any statements or alleged omissions; and (3) whether all or part of the damages allegedly suffered by Lead Plaintiffs or members of the Class were caused by any alleged misstatements or omissions.

6. Statement of Attorneys’ Fees and Expenses Sought: Lead Counsel has litigated this case on a contingent basis. They have conducted this litigation and advanced the expenses of litigation with the expectation that if they were successful in recovering money for the Class, they would receive fees and be reimbursed for their expenses from the Settlement Fund. This is customary in this type of litigation. Prior to final distribution of the Net Settlement Fund, Lead Counsel will apply to the Court for an award of attorneys’ fees from the Settlement Fund in an

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amount not to exceed 28% of the Settlement Fund (or $4,749,500.00), plus interest earned at the same rate and for the same period as earned by the Settlement Fund. In addition, Lead Counsel also will apply for the reimbursement of expenses paid or incurred in connection with the prosecution and resolution of the Action in an amount not to exceed $750,000.00 plus interest earned at the same rate and for the same period as earned by the Settlement Fund. In addition, Lead Counsel also may apply for reimbursement of the expenses of Lead Plaintiffs in accordance with 15 U.S.C. §78u-4(a)(4) not to exceed approximately $40,000.00. If the Court approves Lead Counsel’s fee and expense application, the estimated average cost per share of common stock is $0.15.

7. Identification of Attorneys’ Representatives: Lead Plaintiffs and the Class are being represented by Cohen Milstein Sellers & Toll PLLC. Any questions regarding the Settlement should be directed to Carol V. Gilden, 190 South LaSalle Street, Suite 1705, Chicago, IL 60603, cgilden@cohenmilstein.com.

YOUR LEGAL RIGHTS AND OPTIONS IN THE SETTLEMENT:

REMAIN A MEMBER OF THE CLASS AND FILE A PROOF OF CLAIM FORM.	This is the only way to receive a payment. If you wish to obtain a payment as a member of the Class, you will need to file a proof of claim form (the “Proof of Claim Form”), which is included with this Notice, postmarked no later than , 2016.

EXCLUDE YOURSELF FROM THE CLASS BY SUBMITTING A WRITTEN REQUEST FOR EXCLUSION SO THAT IT IS RECEIVED NO LATER THAN , 2016.	If you exclude yourself from the Class, you will receive no payment pursuant to this Settlement. You may be able to seek recovery against the Defendants or other Released Parties through other litigation.

OBJECT TO THE SETTLEMENT BY SUBMITTING A WRITTEN OBJECTION SO THAT IT IS RECEIVED NO LATER THAN , 2016.	Write to the Court and explain why you do not like the Settlement, the proposed Plan of Allocation, or the request for attorneys’ fees and reimbursement of Litigation Expenses. You cannot object to the Settlement unless you are a member of the Class and do not validly exclude yourself.

GO TO THE HEARING ON , 2016 AT .M., AND FILE A NOTICE OF INTENTION TO APPEAR SO THAT IT IS RECEIVED NO LATER THAN , 2016.	You may attend the hearing to speak in Court about the fairness of the Settlement, the proposed Plan of Allocation, or Lead Counsel’s request for attorneys’ fees and reimbursement of Litigation Expenses. You cannot object to the Settlement unless you are a member of the Class and do not validly exclude yourself.

DO NOTHING	Receive no payment, remain a Class Member, give up your rights to seek recovery against the Defendants and the other Released Parties through other litigation and be bound by the Judgment entered by the Court if it approves the Settlement, including the release of the Released Claims.

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WHAT THIS NOTICE CONTAINS

Why Did I Get This Notice?	Page 4
What Is This Case About? What Has Happened So Far?	Page 6
What Are The Lead Plaintiffs’ Reasons For The Settlement?	Page 7
What Might Happen If There Were No Settlement?	Page 7
How Do I Know If I Am Affected By The Settlement?	Page 7
How Much Will My Payment Be? When Will I Receive It?	Page 8
What Rights Am I Giving Up By Agreeing To The Settlement?	Page 13
What Payment Are The Attorneys For The Class Seeking?
How Will The Lawyers Be Paid?	Page 15
How Do I Participate in the Settlement?	Page 15
What If I Do Not Want To Be Part Of The Settlement? How Do I Exclude Myself?	Page 16
When And Where Will The Court Decide Whether To Approve The Settlement?
Do I Have To Come To The Hearing? May I Speak At the Hearing If I Don’t Like The Settlement?	Page 16
What If I Bought Shares on Someone Else’s Behalf?	Page 18
Can I See The Court File? Who Should I Contact If I Have Questions?	Page 19

WHY DID I GET THIS NOTICE?

8. This Notice is being sent to you pursuant to an order of the United States District Court for the Southern District of New York (the “Court” or “District Court”) because you or someone in your family may have purchased or otherwise acquired ITT common stock as described above. The Court has directed us to send you this Notice because, as a potential Class Member, you have a right to know about your options before the Court rules on the proposed Settlement of this case. Additionally, you have the right to understand how a class action lawsuit may generally affect your legal rights.

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9. A class action is a type of lawsuit in which the claims of a number of individuals are resolved together, thus providing the class members with both consistency and efficiency. In a class action lawsuit, the Court selects one or more people, known as class representatives or lead plaintiffs, to sue on behalf of all people with similar claims, commonly known as the class or the class members. Once the class is certified, the Court must resolve all issues on behalf of the class members, except for any persons who choose to exclude themselves from the class. (For more information on excluding yourself from the Class, please read “What If I Do Not Want To Be A Part Of The Settlement? How Do I Exclude Myself?” located below.) In the Action, the Court has directed that Lead Plaintiffs and Lead Counsel have primary responsibility for prosecuting all claims against Defendants on behalf of investors who purchased or acquired ITT common stock during the Class Period.

10. The Court in charge of this case is the United States District Court for the Southern District of New York, and the case is known as In re ITT Educational Services, Inc. Securities Litigation, Civil Action No. 13-cv-1620-JPO (the “Action”). The Judge presiding over this case is the Honorable J. Paul Oetken, United States District Judge. The person who is suing is called the plaintiff, and those who are being sued are called defendants. In this case, the Lead Plaintiffs are Plumbers and Pipefitters National Pension Fund and Metropolitan Water Reclamation District Retirement Fund, and the Defendants are ITT Educational Services, Inc.; Kevin M. Modany, the Company’s CEO during the Class Period; and Daniel M. Fitzpatrick, the Company’s CFO during the Class Period. This Settlement is with all Defendants: ITT Educational Services, Inc., Kevin M. Modany, and Daniel M. Fitzpatrick.

11. This Notice explains the lawsuit, the Settlement, your legal rights, what benefits are available, who is eligible for them, and how to get them. The purpose of this Notice is to inform you of this case, that it is a class action, how you might be affected, and how to exclude yourself from the Settlement if you wish to do so. It also is being sent to inform you of the terms of the proposed Settlement, and of a hearing to be held by the Court to consider the fairness, reasonableness and adequacy of the proposed Settlement and the application by Lead Counsel for reimbursement of expenses incurred to date (the “Final Approval Hearing”).

12. The Final Approval Hearing will be held on             , 2016 at     :          .m., before the Honorable J. Paul Oetken at the United States District Court for the Southern District of New York, 40 Foley Square, Courtroom 706, New York, New York 10007, to determine:

(i)	whether the proposed Settlement on the terms and conditions provided for in the Stipulation and Agreement of Settlement (the “Settlement”) is fair, reasonable and adequate, and should be approved by the Court;

(ii)	whether a judgment should be entered dismissing the Action with prejudice, and whether the release by the Class Members of the Released Claims should be ordered;

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(iii)	whether, for purposes of the Settlement, the Class should be certified; whether Lead Plaintiffs should be finally appointed as class representatives for the Class; and whether Lead Counsel should be finally appointed as class counsel for the Class;

(iv)	whether the proposed Plan of Allocation is fair and reasonable and should be approved by the Court; and

(v)	whether Lead Counsel’s request for an award of attorneys’ fees and reimbursement of Litigation Expenses should be approved by the Court.

13. This Notice does not express any opinion by the Court concerning the merits of any claim in the Action, and the Court still has to decide whether to approve the Settlement. Any distribution will not be paid until after the completion of all claims processing. Please be patient.

WHAT IS THIS CASE ABOUT? WHAT HAS HAPPENED SO FAR?

14. The complaint in this case asserts that in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), Defendants misled investors by allegedly misrepresenting the Company’s obligations under certain risk-sharing agreements that the Company had entered into in connection with certain third-party, private student loan programs for ITT’s students. Under those agreements, the Company would be liable to the third-parties if the Company’s students were to default on their student loans received under those programs beyond a certain threshold. The Action alleged that the Company knowingly or recklessly understated, or otherwise misrepresented, the extent of those liabilities, and that when the market learned the true extent of those liabilities, investors were harmed. The Defendants have expressly denied, and continue to deny, all of the allegations of wrongdoing or liability against them in the Action.

15. On July 22, 2014, the Court issued a memorandum and order (the “Motion to Dismiss Order”) granting in part and denying in part Defendants’ motion to dismiss the complaint. In the Motion to Dismiss Order, the Court found that Lead Plaintiffs adequately alleged violations of the Exchange Act against the Defendants for the majority of the alleged false statements and that the case could proceed to discovery. The Court dismissed allegations that Defendants made misleading statements regarding the Company’s ability to enter into additional risk-sharing agreements relating to private student loans.

16. Subsequently, the parties have been engaged in substantial fact discovery, including document production and depositions. Lead Plaintiffs have also filed a motion for class certification. While Lead Plaintiffs’ motion for class certification was pending, the parties jointly informed the Court that they had agreed to attempt to resolve the claims through mediation and asked the Court to suspend proceedings in the case in anticipation of that mediation. The Court granted the parties’ request, and following a formal mediation with a well-respected retired judge, the Settling Parties reached an agreement in principle to settle the Action for $16,962,500.00.

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WHAT ARE LEAD PLAINTIFFS’ REASONS FOR THE SETTLEMENT?

17. Lead Plaintiffs and Lead Counsel believe that the claims asserted against the Defendants have merit. Lead Plaintiffs and Lead Counsel recognize, however, the expense and length of continued proceedings necessary to pursue their claims against the Defendants through continued discovery, trial and appeals, as well as the difficulties in establishing liability. Lead Plaintiffs and Lead Counsel have considered the uncertain outcome of trial and appellate risk in complex lawsuits like this one.

18. In light of the risks of continued litigation, Lead Plaintiffs and Lead Counsel believe that the proposed Settlement is fair, reasonable and adequate, and in the best interests of the Class. Lead Plaintiffs and Lead Counsel also believe that the Settlement provides a substantial benefit now, namely Defendants’ payment of $16,962,500.00 in cash (less the various deductions described in this Notice), as compared to the risk that the claims would produce a similar, smaller, or no recovery after summary judgment, trial and appeals, possibly years in the future.

19. The Defendants have expressly denied, and continue to deny, each and all of the claims alleged by Lead Plaintiffs in the Action and affirm that they have acted properly and lawfully at all times. Further, the Defendants have expressly denied, and continue to deny, all charges of wrongdoing, fault, liability, or damage against them arising out of any and all of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. Defendants maintain that they have strong and meritorious defenses to all of the claims alleged in this Action. The Defendants, however, also recognize the uncertainty and risks inherent in any litigation, especially in a complex case such as this. The Defendants have concluded that further conduct of the Action would be protracted and expensive, and that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Settlement.

WHAT MIGHT HAPPEN IF THERE WERE NO SETTLEMENT?

20. If there were no Settlement and Lead Plaintiffs failed to establish any essential legal or factual element of their claims against the Defendants, neither Lead Plaintiffs nor members of the Class would recover anything from the Defendants. Also, if the Defendants were successful in proving any of their defenses, the Class likely would recover substantially less than the amount provided in the Settlement, or nothing at all.

HOW DO I KNOW IF I AM AFFECTED BY THE SETTLEMENT?

21. If you are a member of the Class, you are subject to the Settlement unless you timely request to be excluded. The Class consists of: all persons and entities who purchased or otherwise acquired the common stock of ITT Educational Services, Inc. (ticker symbol: ESI) between April 24, 2008 and February 25, 2013, both dates inclusive; except those persons or entities that timely and validly request exclusion from the Class pursuant to and in accordance

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with the terms herein. Also excluded from the Class are: Defendants; members of the immediate family of any Defendant; any firm, trust, corporation, or other entity in which any Defendant has or had a controlling interest during the Class Period; the officers and directors of ITT during the Class Period; and legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person or entity.

22. RECEIPT OF THIS NOTICE DOES NOT NECESSARILY MEAN THAT YOU ARE A CLASS MEMBER OR THAT YOU ARE ELIGIBLE TO RECEIVE PROCEEDS FROM THE SETTLEMENT. IF YOU WISH TO PARTICIPATE IN THE SETTLEMENT, YOU MUST SUBMIT THE ENCLOSED PROOF OF CLAIM FORM POSTMARKED NO LATER THAN             , 2016.

HOW MUCH WILL MY PAYMENT BE? WHEN WILL I RECEIVE IT?

I.	THE PROPOSED PLAN OF ALLOCATION: GENERAL PROVISIONS

23. ITT, on behalf of all Defendants, have agreed to cause the Settlement Amount to be paid in cash no later than fifteen (15) business days after preliminary approval of the Settlement by the District Court. At this time, it is not possible to make any determination as to how much individual Class Members may receive from the Settlement.

24. The $16,962,500.00 Settlement Amount, and the interest earned thereon while it is held in escrow before distribution, is referred to as the “Settlement Fund.” The Settlement Fund, less all Taxes, Tax Expenses, Notice and Administration Costs, and attorneys’ fees and Litigation Expenses awarded to Lead Counsel (the “Net Settlement Fund”), shall be distributed based on the acceptable Proof of Claim Forms submitted by members of the Class (“Authorized Claimants”). The Net Settlement Fund will be distributed to Authorized Claimants who timely submit acceptable Proof of Claim Forms under the Plan of Allocation described below, or as otherwise ordered by the Court.

25. Your share of the Net Settlement Fund will depend on the number of shares (represented by valid and acceptable Proof of Claim Forms) that members of the Class submit to the Claims Administrator, relative to the Net Settlement Fund; how many shares you purchased or acquired and when you purchased or acquired them; whether you held or sold those shares; the date on which you sold those shares; and the price at which you sold them, among other factors. At this time, it is not possible to determine how much individual Class Members may receive from the Settlement.

26. A payment to any Authorized Claimant that would amount to less than $10.00 in total will not be included in the calculation of the Net Settlement Fund, and no payment to those members of the Class will be made.

27. For each Authorized Claimant, a “Recognized Loss” will be calculated. The calculation of a “Recognized Loss,” as defined in ¶ 29 below, is not intended to be an estimate of, nor does it indicate, the amount that a Class Member might have been able to recover after a

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trial. Nor is the calculation of a Recognized Loss pursuant to the Plan of Allocation an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement, which depends on the total Recognized Losses of all Authorized Claimants. The Recognized Loss formula provides the basis for proportionately allocating the Net Settlement Fund to Authorized Claimants. That computation is only a method to weigh Class Members’ claims against one another. Each Authorized Claimant will receive a pro rata share of the Net Settlement Fund based on his, her or its Claim.

II.	CALCULATION OF RECOGNIZED LOSS OR GAIN AMOUNTS

28. The Plan of Allocation has been prepared by Lead Counsel’s damages consultant. It reflects the allegations in the Complaint that Defendants allegedly made materially untrue and misleading statements and omissions resulting in violations of Sections 10(b) and 20(a) of the Exchange Act and that Lead Plaintiffs’ damages were caused by disclosures relating to Defendants’ allegedly misleading statements. The objective of the Plan of Allocation is to equitably distribute the Net Settlement Fund to Class Members who suffered economic losses as a result of the alleged violations of the federal securities laws, as opposed to losses caused by market or industry factors or factors unrelated to the alleged violations of law. As set forth in the Plan of Allocation, Lead Plaintiffs allege that on certain disclosure dates, ITT disclosed information that allegedly corrected previous alleged misrepresentations and omissions, causing a drop in ITT’s stock price (net of factors unrelated to the alleged misrepresentations and omissions). An Authorized Claimant’s Recognized Loss will be based upon the particular disclosure date(s) on which the Class Member held ITT stock for those shares purchased or acquired during the Class Period. The Recognized Loss formula is not intended to be an estimate of the amount that will be paid to Authorized Claimants pursuant to the Settlement. The Recognized Loss formula is simply the basis upon which the Net Settlement Fund will be proportionately allocated to the Authorized Claimants.

29. Based on the foregoing, and for purposes of this Settlement only, the “Recognized Loss” for any share of ITT common stock purchased or acquired1 during the Class Period will be calculated as follows:

PLAN OF ALLOCATION

A.	For all shares of ITT common stock purchased or otherwise acquired for consideration between April 24, 2008 and February 25, 2013, both dates inclusive, the Recognized Loss is calculated as the lesser of the number of shares sold multiplied by:

1.	the recoverable damages set forth in Table A below; or

2.	the following calculation depending on the date of sale:

a.	if the shares are sold prior to February 25, 2013, the purchase/acquisition price per share less the sale price per share for those shares;

[1]	All transactions are to be calculated at trade prices exclusive of commissions or fees.

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b.	if the shares are sold between February 25, 2013 and May 24, 2013, both dates inclusive, the purchase/acquisition price per share less the PSLRA rolling average price on the date of sale as set forth in Table B below; or

c.	if the shares are still held after May 24, 2013, the purchase/acquisition price per share less the PSLRA 90-day look back price of $16.18 per share.

TABLE A
		Date of Sale (inclusive)
		On or Before 7/25/2012	7/26/2012 through 7/27/2012	7/30/2012	7/31/2012 through 10/24/2012	10/25/2012	10/26/2012 through 1/4/2013	1/7/2013 through 2/22/2013	2/25/2013 and After
Date of Purchase (inclusive)	4/24/2008 through 7/25/2012	$0.00	$6.59	$9.08	$10.32	$12.36	$14.48	$17.57	$19.91
	7/26/2012 through 7/27/2012		$0.00	$2.49	$3.73	$5.77	$7.89	$10.98	$13.32
	7/30/2012			$0.00	$1.24	$3.28	$5.40	$8.49	$10.83
	7/31/2012 through 10/24/2012				$0.00	$2.04	$4.16	$7.25	$9.59
	10/25/2012					$0.00	$2.12	$5.21	$7.55
	10/26/2012 through 1/4/2013						$0.00	$3.09	$5.43
	1/7/2013 through 2/22/2013							$0.00	$2.34
	2/25/2013								$0.00

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TABLE B
Date	PSLRA	Date	PSLRA	Date	PSLRA
2/25/13	$15.53	3/27/13	$13.26	4/29/13	$13.72
2/26/13	$15.04	3/28/13	$13.28	4/30/13	$13.82
2/27/13	$14.84	4/1/13	$13.26	5/1/13	$13.91
2/28/13	$14.58	4/2/13	$13.23	5/2/13	$13.99
3/1/13	$14.37	4/3/13	$13.21	5/3/13	$14.07
3/4/13	$14.04	4/4/13	$13.19	5/6/13	$14.14
3/5/13	$13.83	4/5/13	$13.16	5/7/13	$14.22
3/6/13	$13.68	4/8/13	$13.13	5/8/13	$14.31
3/7/13	$13.59	4/9/13	$13.11	5/9/13	$14.40
3/8/13	$13.49	4/10/13	$13.10	5/10/13	$14.52
3/11/13	$13.43	4/11/13	$13.12	5/13/13	$14.64
3/12/13	$13.41	4/12/13	$13.14	5/14/13	$14.83
3/13/13	$13.36	4/15/13	$13.13	5/15/13	$15.00
3/14/13	$13.32	4/16/13	$13.14	5/16/13	$15.17
3/15/13	$13.29	4/17/13	$13.15	5/17/13	$15.35
3/18/13	$13.27	4/18/13	$13.20	5/20/13	$15.54
3/19/13	$13.24	4/19/13	$13.24	5/21/13	$15.74
3/20/13	$13.22	4/22/13	$13.28	5/22/13	$15.90
3/21/13	$13.22	4/23/13	$13.32	5/23/13	$16.05
3/22/13	$13.21	4/24/13	$13.37	5/24/13	$16.18
3/25/13	$13.22	4/25/13	$13.52
3/26/13	$13.23	4/26/13	$13.62

30. All purchases/acquisitions and sales of ITT shares during the Class Period shall be matched on a first-in, first-out (“FIFO”) basis. Sales of Class Members during the Class Period and the 90 days thereafter will be matched first against the first ITT shares purchased or acquired that have not already been matched to sales under FIFO, and then against subsequent purchases/acquisitions in chronological order, until the end of the Class Period. A purchase/acquisition or sale of ITT common stock shall be deemed to have occurred on the “contract” or “trade” date as opposed to the “settlement” or “payment” date.

31. The receipt or grant by gift, devise or inheritance of ITT common stock during the Class Period shall not be deemed to be a purchase or acquisition of ITT common stock for purposes of the calculation of an Authorized Claimant’s Recognized Loss if the person from whom the ITT common stock was received did not themselves acquire the common stock during the Class Period, nor shall it be deemed an assignment of any claim relating to the purchase or acquisition of such shares unless specifically provided in the instrument or gift or assignment.

32. If any funds remain in the Net Settlement Fund by reason of uncashed distributions or otherwise, then after the Claims Administrator has made reasonable and diligent efforts to have Class Members who are entitled to participate in the distribution of the Net Settlement Fund cash their distributions, any balance remaining in the Net Settlement Fund six (6) months after the initial distribution of such funds shall be redistributed to Class Members who have cashed their initial distributions in a manner consistent with the Plan of Allocation. The Claims Administrator shall, if feasible, continue to reallocate any further balance remaining in the Net Settlement Fund after the redistribution is completed among Class Members in the same manner and time frame as provided for above. If any portion of the Net Settlement Fund

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remains following the above-described distributions and is of such an amount that in the determination of the Claims Administrator is not cost-effective or efficient to redistribute to the Class, then such remaining funds, after payment of any further Notice and Administration Costs and Taxes and Tax Expenses, shall be donated to a nonsectarian charitable organization(s) certified as tax-exempt under United States Internal Revenue Code Section 501(c)(3), to be designated by Lead Counsel.

V.	DISTRIBUTION OF THE NET SETTLEMENT FUND

33. The “Recognized Loss” will be used solely to calculate the relative amount of the Net Settlement Fund to be apportioned to each Authorized Claimant and does not reflect the actual amount an Authorized Claimant may expect to recover from the Net Settlement Fund. The combined Recognized Losses of all Authorized Claimants may be greater than the Net Settlement Fund. If this is the case, and subject to the $10.00 minimum payment requirement described in ¶ 26 above, each Authorized Claimant shall receive his, her or its pro rata share of the Net Settlement Fund, which shall be his, her or its Recognized Loss divided by the total of all Recognized Losses to be paid, multiplied by the total amount in the Net Settlement Fund.

34. Payment pursuant to the Plan of Allocation shall be conclusive against all Authorized Claimants. No person shall have any claim relating to the Plan of Allocation, or distributions made pursuant to the Plan of Allocation, or denials of any Proof of Claim in whole or in part, against Defendants or the other Released Parties (defined below). No person shall have any claim based on distributions made substantially in accordance with the Settlement, the Plan of Allocation, or further order(s) of the Court against Lead Counsel, Lead Plaintiff, Class Members, the Claims Administrator, Defendants, the Released Parties, or any person designated by Lead Counsel. All members of the Class who fail to timely submit an acceptable Proof of Claim Form by the deadline set by the Court, or such other deadline as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Settlement, but will in all other respects be subject to and bound by the terms of the Settlement, including the release of the Released Claims.

35. The Net Settlement Fund will not be distributed until the Court has approved a plan of allocation, and the time for any petition for rehearing, appeal or review, whether by certiorari or otherwise, has expired.

36. Approval of the Settlement is independent from approval of the Plan of Allocation. Any determination with respect to the Plan of Allocation will not affect the Settlement, if approved.

37. Only those Class Members who purchased or otherwise acquired ITT common stock during the Class Period and were damaged as a result of such purchases or acquisitions will be eligible to share in the distribution of the Net Settlement Fund. Each person or entity wishing to participate in the distribution must timely submit a valid Proof of Claim Form establishing membership in the Class, and include all required documentation, before the deadline set forth herein.

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38. Unless the Court otherwise orders, any Class Member who fails to submit a Proof of Claim Form before the deadline shall be forever barred from receiving payments pursuant to the Settlement but will in all other respects remain a Class Member and be subject to the provisions of the Settlement, including the terms of any judgments entered and releases given. This means that each Class Member is bound by the release of claims (described in ¶¶ 42-46 below) regardless of whether or not such Class Member submits a Proof of Claim Form.

39. Persons and entities that are excluded from the Class by definition or that exclude themselves from the Class will not be eligible to receive a distribution from the Net Settlement Fund and should not submit Proof of Claim Forms.

40. The Court has reserved jurisdiction to allow, disallow, or adjust on equitable grounds the claim of any member of the Class.

41. The Plan of Allocation set forth herein is the proposed plan submitted by Lead Plaintiffs and Lead Counsel for the Court’s approval. The Court may approve this plan as proposed or may modify it without further notice to the Class.

WHAT RIGHTS AM I GIVING UP BY AGREEING TO THE SETTLEMENT?

42. If the Settlement is approved, the Court will enter a judgment (the “Judgment”). The Judgment will dismiss with prejudice the claims in the Action and will provide that Lead Plaintiffs and all other Class Members, on behalf of themselves and any of their personal representatives, spouses, domestic partners, trustees, heirs, executors, administrators, successors, assigns (or any other person or entity who has the right, ability, standing, or capacity to assert on behalf of any Class Member any of the Released Claims (or to obtain the proceeds of any recovery therefrom)) shall be deemed to have – and by operation of the Judgment shall have – fully and finally released, dismissed and forever discharged the Released Claims against the Released Parties, and shall forever be enjoined from pursuing any or all Released Claims.

43. There is a risk that Lead Plaintiffs and Class Members may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but Lead Plaintiffs shall expressly fully, finally and forever settle and release – and each Class Member shall be deemed to have, and by operation of the Judgment shall have fully, finally and forever settled and released – any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Such claims are referred to as “Unknown Claims” and include any and all Released Claims, of every nature and description, that Lead Plaintiffs and/or any Class Member does not know or suspect to exist in his, her or its favor at the time of the release of the Released Parties, which if known by him, her or it, might have affected his, her or its settlement with and release of the Released Parties, or might have affected his, her or its decision not to object to this

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Settlement or not to exclude himself, herself or itself from the Class or to release the Released Claims. Lead Plaintiffs acknowledge, and Class Members by law and operation of the Judgment shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Released Claims was separately bargained for and was a material element of the Settlement.

44. The Judgment also will provide that the Defendants and each of the other Released Parties will be deemed to have released, dismissed and forever discharged Lead Plaintiff, each and all of the Class Members, and Lead Counsel from all claims (including, without limitation, “Unknown Claims”) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Action or the Released Claims. Notwithstanding the above, nothing in this Judgment shall bar any action by any of the Settling Parties to enforce or effectuate the terms of the Settlement, the Preliminary Approval Order, or this Judgment.

45. “Released Claims” means any and all actions, causes of action, claims (including “Unknown Claims,” as defined in the Settlement), duties, debts, demands, rights, disputes, suits, matters, damages, losses, obligations, proceedings, issues, judgments, and liabilities of every nature and description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary or otherwise, and any fees, costs, expenses, or charges), whether known or unknown, suspected or unsuspected, fixed or contingent, foreseen or unforeseen, liquidated or unliquidated, accrued and unaccrued, matured or unmatured, at law or in equity, whether class, derivative, or individual in nature, whether or not concealed or hidden, which now exist, or heretofore have existed, or can, shall or may exist, whether arising under federal, state, common, statutory, administrative or foreign law, regulation, or at equity, that (a) Lead Plaintiffs or any Class Member has asserted in this Action, or could have asserted in this Action or in any other proceeding or forum that arise out of, relate to or are based upon, the allegations, claims, transactions, facts, matters, occurrences, events, failures, representations, statements, or omissions alleged, involved, set forth, or referred to in the Complaint; (b) would have been barred by res judicata or collateral estoppel had the Action been fully litigated to a final judgment; and (c) were, could have been, or in the future could be, asserted in any forum or proceeding or otherwise by any Class Member that relate to the purchase, sale, acquisition or holding of ITT common stock during the Class Period. Released Claims do not, however, include claims to enforce this Settlement, or claims in other actions that have already been filed as of the date of execution of the Settlement and that are not consolidated with this Action.

46. “Released Parties” means each Defendant and his, her or its respective past, present or future directors, officers, employees, parents, partners, members, principals, agents, owners, fiduciaries, shareholders, related or affiliated entities, subsidiaries, divisions, accountants, auditors, attorneys, associates, consultants, advisors, insurers, co-insurers, reinsurers, trustees, estates, beneficiaries, administrators, foundations, underwriters, banks or bankers, personal or legal representatives, divisions, joint ventures, spouses, domestic partners, family members, heirs, executors, or any other person or entity acting or purporting to act for or on behalf of any of the Defendants, and each of their respective predecessors, successors and assigns, and any trusts for which any of them are trustees, settlors, or beneficiaries.

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WHAT PAYMENT ARE THE ATTORNEYS FOR THE CLASS SEEKING? HOW WILL THE LAWYERS BE PAID?

47. Lead Counsel has not received any payment for its services in pursuing claims against Defendants on behalf of the Class, nor has Lead Counsel been reimbursed for its out-of-pocket expenses. Before final approval of the Settlement, Lead Counsel intends to apply to the Court for an award of attorneys’ fees from the Settlement Fund in an amount not to exceed 28% of the Settlement Fund (or $4,749,500.00), plus interest at the same rate and for the same time period as earned by the Settlement Fund. At the same time, Lead Counsel also intends to apply for the reimbursement of certain expenses paid or incurred in connection with the prosecution and resolution of the Action in an amount not to exceed $750,000.00, plus interest at the same rate and for the same time period as earned by the Settlement Fund. In addition, Lead Counsel may also apply for reimbursements for, among other things, litigation-related expenses of Lead Plaintiffs in accordance with 15 U.S.C. § 78u-4(a)(4) not to exceed approximately $40,000. The sums approved by the Court will be paid from the Settlement Fund. Class Members are not personally liable for the payment of these sums.

HOW DO I PARTICIPATE IN THE SETTLEMENT? WHAT DO I NEED TO DO?

48. If you purchased or acquired ITT common stock as described above, and you are not excluded from the definition of the Class and you do not timely exclude yourself from the Class in the manner provided in this Notice, then you are a member of the Class and you will be bound by the proposed Settlement if the Court approves it, and by any judgment or determination of the Court affecting the Class. If you are a member of the Class, you must submit a Proof of Claim Form and supporting documentation to establish your entitlement to share in the Settlement. A Proof of Claim Form is included with this Notice, or you may go to the website maintained by the Claims Administrator for the Settlement to request that a Proof of Claim Form be mailed to you. The website is www.ITTSecuritiesSettlement.com. You may also request a Proof of Claim Form by calling toll-free (877) 271-1547 or emailing info@ITTSecuritiesSettlement.com. Copies of the Proof of Claim Form can also be downloaded from Lead Counsel’s website at www.cohenmilstein.com. Those who exclude themselves from the Class, and those who do not submit timely and valid Proof of Claim Forms with adequate supporting documentation, will not be eligible to share in the Settlement. Please retain all records of your ownership of, or transactions in, ITT common stock during the Class Period, as they may be needed to document your claim. Do not submit original documentation with your Proof of Claim Form – submit copies only – because materials submitted will not be returned.

49. As a Class Member, you are represented by Lead Plaintiffs and Lead Counsel unless you enter an appearance through counsel of your own choice at your own expense. You are not required to retain your own counsel, but if you choose to do so, such counsel must file a notice of appearance on your behalf and must serve copies of his or her notice of appearance on the attorneys listed in the section below entitled, “When and Where Will the Court Decide Whether to Approve the Settlement?”

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50. If you do not wish to remain a Class Member, you may exclude yourself from the Class by following the instructions in the section below entitled, “What If I Do Not Want To Be A Part Of The Settlement? How Do I Exclude Myself?”

51. If you wish to object to the Settlement or any of its terms, the proposed Plan of Allocation, or Lead Counsel’s application for attorneys’ fees and reimbursement of Litigation Expenses, and if you do not exclude yourself from the Class, you may present your objections by following the instructions in the section below entitled, “When and Where Will the Court Decide Whether to Approve the Settlement?”

WHAT IF I DO NOT WANT TO BE A PART OF THE SETTLEMENT? HOW DO I EXCLUDE MYSELF?

52. Each Class Member will be bound by all determinations and judgments in this lawsuit, including those concerning the Settlement and the releases contained therein, whether favorable or unfavorable, unless such person or entity mails, by first class mail (or its equivalent outside the U.S.), or otherwise delivers a written request for exclusion from the Class, addressed to ITT Securities Settlement, PO Box 3058, Portland, OR, 97208-3058. The exclusion request must be received by no later than                     , 2016. Each request for exclusion must clearly indicate the name, address and telephone number of the person or entity seeking exclusion, that the sender requests to be excluded from the Class in In re ITT Educational Services, Inc. Securities Litigation, Case No. 13-cv-1620-JPO (S.D.N.Y.), and must be signed by such person or entity. Such persons or entities requesting exclusion are also required to provide the following information: (i) the quantity of ITT common stock purchased (or otherwise acquired) or sold between April 24, 2008 and February 25, 2013, both dates inclusive; (ii) the prices or other consideration paid or received for such common stock; and (iii) the dates of such transactions. Requests for exclusion will not be valid if they do not include the information set forth above and are not received within the time stated above, unless the Court otherwise determines.

Please keep a copy of everything you send by mail, in case it is lost during shipping.

53. If a person or entity requests to be excluded from the Class, that person or entity will not receive any benefit provided for in the Settlement.

WHEN AND WHERE WILL THE COURT DECIDE WHETHER TO APPROVE THE SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

54. If you do not wish to object in person to the proposed Settlement and/or the application for attorneys’ fees and reimbursement of Litigation Expenses, you do not need to attend the Final Approval Hearing. You can object to or participate in the Settlement without attending the Final Approval Hearing.

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55. The Final Approval Hearing will be held on             , 2016, at             .m., before the Honorable J. Paul Oetken at the United States District Court for the Southern District of New York, 40 Foley Square, Courtroom 706, New York, New York 10007. The Court has the right to approve the Settlement, the Plan of Allocation or the request for attorneys’ fees and reimbursement of Litigation Expenses at or after the Final Approval Hearing without further notice to the members of the Class.

56. Any Class Member who does not request exclusion in accordance with ¶ 52 above may object to the Settlement, the Plan of Allocation, or Lead Counsel’s request for an award of attorneys’ fees and reimbursement of Litigation Expenses. Objections must be in writing. You must file any written objection, together with copies of all other supporting papers and briefs, with the Clerk’s Office at the United States District Court for the Southern District of New York at the address set forth below on or before             , 2016. You must also serve the papers on Lead Counsel for the Class and Defendants’ Counsel at the addresses set forth below so that the papers are received on or before             , 2016.

Clerk’s Office	Lead Counsel for the Class	Defendants’ Counsel

U.S. DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK 500 Pearl Street New York, New York 10007	COHEN MILSTEIN SELLERS & TOLL PLLC Carol V. Gilden 190 South LaSalle St., Suite 1705 Chicago, IL 60603	GIBSON, DUNN & CRUTCHER LLP Jennifer L. Conn 200 Park Avenue, 48th Floor New York, NY 10166

57. To object, you must send a letter, brief or other writing saying that you object to the Settlement in In re ITT Educational Services, Inc. Securities Litigation, Case No. 13-cv-1620-JPO, and explaining in detail the basis for your objection or objections. Be sure to include your name, address, telephone number, your signature, the quantity of ITT common stock that you purchased or acquired from April 24, 2008 through February 25, 2013, both dates inclusive, the dates of these purchases and sales, and copies of documents (such as brokerage statements) sufficient to show that you are a member of the Class. Persons or entities who intend to object to the Settlement, the Plan of Allocation and/or to Lead Counsel’s application for an award of attorneys’ fees and reimbursement of Litigation Expenses must include a list of cases in which you or your counsel have appeared as settlement objectors or counsel for objectors in the preceding five years.

58. You may not object to the Settlement, or any aspect of it, if you are not a member of the Class or if you excluded yourself from the Class.

59. If you wish to be heard orally at the Final Approval Hearing in opposition to the approval of the Settlement, the Plan of Allocation, or Lead Counsel’s request for an award of attorneys’ fees and reimbursement of Litigation Expenses, and if you have filed and served a

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timely written objection as described above, you also must notify the above counsel on or before             , 2016, concerning your intention to appear. Persons or entities who intend to object and desire to present evidence at the Final Approval Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing.

60. You may file a written objection without having to appear at the Final Approval Hearing. You may not appear at the Final Approval Hearing to present your objection, however, unless you first filed and served a written objection in accordance with the procedures described above, unless the Court orders otherwise.

61. You are not required to hire an attorney to represent you in making written objections or in appearing at the Final Approval Hearing. If you decide to hire an attorney at your own expense, he or she must file a notice of appearance with the Court and serve it on Lead Counsel so that the notice is received on or before             , 2016.

62. If you object to the Settlement, the Plan of Allocation and/or Lead Counsel’s request for an award of attorneys’ fees and reimbursement of Litigation Expenses, or otherwise request to be heard at the Final Approval Hearing in the manner stated above, you are submitting to the jurisdiction of the Court with respect to the subject matter of the Settlement, including, but not limited to, the release of the Released Claims contained in the Judgment. If the Court overrules your objection and approves the Settlement or the part of the Settlement to which you have objected, you only will potentially share in the Net Settlement Fund if you file a Proof of Claim Form in the manner stated in ¶ 48 above and the Claims Administrator approves your claim.

63. The Final Approval Hearing may be adjourned by the Court without further written notice to the Class. Any new date for the Final Approval Hearing will be posted on the settlement website at www.ITTSecuritiesSettlement.com. If you intend to attend the Final Approval Hearing, you should confirm the date and time with Lead Counsel.

Unless the Court orders otherwise, any Class Member who does not object in the manner described above will be deemed to have waived any objection and will be forever foreclosed from making any objection to the proposed Settlement or Lead Counsel’s request for reimbursement of expenses. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

WHAT IF I BOUGHT SHARES ON SOMEONE ELSE’S BEHALF?

64. If you purchased or otherwise acquired ITT common stock for the beneficial interest of a person or organization other than yourself, you must either (i) within fourteen (14) days after you receive this Notice, request from the Claims Administrator sufficient copies of the Notice and the Proof of Claim Form to forward to all such beneficial owners, and within fourteen (14) days of receipt of the copies of the Notice and the Proof of Claim Form forward them to all such beneficial owners; or (ii) within fourteen (14) days after you receive this Notice, provide a

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list of the names and addresses of all such beneficial owners (preferably in electronic format (e.g., Excel .csv)) to ITT Securities Settlement, PO Box 3058, Portland, OR, 97208-3058, or by email to info@ITTSecuritiesSettlement.com. If you choose the second option, the Claims Administrator will send a copy of the Notice and the Proof of Claim Form to each beneficial owner whose name and address you provide. Upon full compliance with these directions, nominees may seek reimbursement of their reasonable expenses actually incurred by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought. Copies of this Notice may also be obtained by calling the Claims Administrator at (877) 271-1547. Copies of this Notice may be downloaded from the settlement website, www.ITTSecuritiesSettlement.com, or from Lead Counsel’s website, www.cohenmilstein.com.

CAN I SEE THE COURT FILE? WHO SHOULD I CONTACT IF I HAVE QUESTIONS?

65. This Notice contains only a summary of the terms of the proposed Settlement. More detailed information about the matters involved in the Action is available at www.ITTSecuritiesSettlement.com, including, among other documents, copies of the Settlement and the Complaint. All inquiries concerning this Notice should be directed to:

ITT Securities Settlement

PO Box 3058

Portland, OR 97208-3058

info@ITTSecuritiesSettlement.com

OR

COHEN MILSTEIN SELLERS & TOLL PLLC

Carol V. Gilden

190 South LaSalle Street, Suite 1705

Chicago, IL 60603

(312) 357-0370

cgilden@cohenmilstein.com

Lead Counsel

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE CLERK OF COURT REGARDING THIS NOTICE.

Dated: , 2015	By Order of the Court
United States District Court
for the Southern District of New York

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EXHIBIT A-2

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ITT EDUCATIONAL SERVICES, INC. SECURITIES LITIGATION	Civil Action No. 13-cv-1620-JPO ECF Case

SUMMARY NOTICE OF PENDENCY OF CLASS ACTION AND PROPOSED SETTLEMENT

EXHIBIT A-2

TO: ALL PERSONS AND ENTITIES WHO PURCHASED OR ACQUIRED COMMON STOCK OF ITT EDUCATIONAL SERVICES, INC. (“ITT” OR THE “COMPANY”) (TICKER SYMBOL: ESI) BETWEEN APRIL 24, 2008 AND FEBRUARY 25, 2013, BOTH DATES INCLUSIVE (THE “CLASS PERIOD”).

PLEASE READ THIS NOTICE CAREFULLY. YOUR RIGHTS MAY BE AFFECTED BY A CLASS ACTION LAWSUIT PENDING IN THIS COURT.

YOU ARE HEREBY NOTIFIED that a proposed Settlement has been reached in this Action.1 A hearing will be held with respect to the Settlement on             , 2016, at         .M. before the Honorable J. Paul Oetken in the United States District Court for the Southern District of New York, 40 Foley Square, Courtroom 706, New York, New York.

The purpose of the hearing is to determine, among other things, whether the proposed Settlement of the securities class action claims asserted in this Action, pursuant to which ITT, on behalf of all Defendants, will cause to be deposited into a Settlement Fund the sum of sixteen million nine hundred sixty-two thousand five hundred dollars ($16,962,500.00) in exchange for the dismissal of the Action with prejudice and a release of claims against the Defendants and other Released Parties, should be approved by the Court as fair, reasonable, adequate and in the best interests of the Class. If you purchased or otherwise acquired ITT common stock (ticker symbol: ESI) during the Class Period, you may be entitled to share in the distribution of the Settlement Fund if you submit a Proof of Claim Form no later than             , 2016, and if the information and documentation you provide in that Proof of Claim Form establishes that you are entitled to a recovery.

This Summary Notice provides only a summary of matters regarding the Action and the Settlement. A detailed notice (the “Notice”) describing the Action, the proposed Settlement, and the rights of Class Members to appear in Court at the Final Approval Hearing, to request to be

[1]

This Summary Notice incorporates by reference the definitions in the Stipulation and Agreement of Settlement, dated November 2, 2015 (the “Settlement”), and all capitalized terms used, but not defined herein, shall have the same meanings as in the Settlement. A copy of the Settlement can be obtained at http://www.ITTSecuritiesSettlement.com.

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excluded from the Class, and/or to object to the Settlement, the Plan of Allocation and/or the request by Lead Counsel for an award of attorneys’ fees and reimbursement of Litigation Expenses, has been mailed to persons or entities known to be potential Class Members. You may obtain a copy of that Notice, a Proof of Claim Form, or other information at www.ITTSecuritiesSettlement.com, or by writing to the following address or calling the following telephone number.

ITT Securities Settlement

PO Box 3058

Portland, OR 97208-3058

(877) 271-1547

If you are a Class Member, you have the right to object to the Settlement, the Plan of Allocation and/or the request by Lead Counsel for an award of attorneys’ fees and Litigation Expenses, or otherwise request to be heard, by submitting a written objection in accordance with the procedures described in the Notice. The objection must be filed and served so that it is received no later than             , 2016. You also have the right to exclude yourself from the Class by submitting a written request for exclusion from the Class in accordance with the procedures described in the Notice. The request for exclusion must be received no later than             , 2016. If the Settlement is approved by the Court, you will be bound by the Settlement and the Court’s Judgment, including the releases provided for in the Settlement and Judgment, unless you submit a request to be excluded.

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE. Inquiries, other than requests for the detailed Notice referenced above and a Proof of Claim Form, may be made to Lead Counsel for the Lead Plaintiffs:

COHEN MILSTEIN SELLERS & TOLL PLLC

Carol V. Gilden

190 South LaSalle Street, Suite 1705

Chicago, IL 60603

Tel: (312) 357-0370

Email: cgilden@cohenmilstein.com

Dated:	By Order of the Court,
United States District
Court for the Southern
District of New York

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MUST BE POSTMARKED NO LATER THAN xxxxxxx, 2016	UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK In Re ITT Educational Services, Inc. Securities Litigation Case No. 13-cv-1620-JPO

INSTRUCTIONS FOR COMPLETING PROOF OF CLAIM FORM

GENERAL RULES FOR RECOVERING

1.	To recover as a Class Member based on your claims in the action entitled In re ITT Educational Services, Inc. Securities Litigation, Case No. 13-cv-1620-JPO (the “Action”),[1] you must complete and, on page [7] hereof, sign this Proof of Claim Form. If you fail to file a properly addressed (as set forth in paragraph 3 below) Proof of Claim Form, your Claim may be rejected and you may be precluded from any recovery from the Settlement Fund created in connection with the proposed Settlement of the Action.

2.	Submission of this Proof of Claim Form, however, does not assure that you will share in the proceeds of the Settlement of the Action. Your recovery, if any, will be calculated as described in the Plan of Allocation in the Notice of Pendency of Class Action and Proposed Settlement (“Notice”).

3.	YOU MUST MAIL YOUR COMPLETED AND SIGNED PROOF OF CLAIM FORM POSTMARKED ON OR BEFORE , 2016, ADDRESSED AS FOLLOWS:

ITT Securities Settlement

PO Box 3058

Portland, OR 97208-3058

4.	If you are NOT a Class Member (as defined in the Notice), DO NOT submit a Proof of Claim Form.

5.	If you are a Class Member and you did not timely and validly request exclusion from the proposed Settlement, you will still be bound by the terms of the Settlement and any judgment entered in the Action, including the releases provided therein, WHETHER OR NOT YOU SUBMIT A PROOF OF CLAIM FORM.

IDENTIFICATION OF CLAIMANT

6.	THIS PROOF OF CLAIM FORM MUST BE FILED BY THE ACTUAL BENEFICIAL PURCHASER(S), OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER(S), OF THE ITT COMMON STOCK (TICKER SYMBOL: ESI) UPON WHICH THESE CLAIMS ARE BASED.

7.	Use Part I of this form entitled “Claimant Identification” to identify each beneficial purchaser.

8.	All joint purchasers must sign this Proof of Claim Form. Executors, administrators, guardians, conservators, and trustees must complete and sign this Proof of Claim Form on behalf of Persons represented by them, and their authority must accompany this Claim and their titles or capacities must be stated. The last four digits of the Social Security (or taxpayer identification) number and telephone number of the beneficial owner(s) may be used in verifying the Claim. Failure to provide the foregoing information could delay verification of your Claim or result in rejection of the Claim.

IDENTIFICATION OF TRANSACTION(S)

9.	THIS PROOF OF CLAIM FORM MUST BE FILED BY THE ACTUAL BENEFICIAL PURCHASER(S), OR THE LEGAL REPRESENTATIVE OF SUCH PURCHASER(S), OF THE ITT COMMON STOCK (TICKER SYMBOL: ESI) UPON WHICH THESE CLAIMS ARE BASED.

10.	Use Part I of this form entitled “Claimant Identification” to identify each beneficial purchaser.

11.	All joint purchasers must sign this Proof of Claim Form. Executors, administrators, guardians, conservators, and trustees must complete and sign this Proof of Claim Form on behalf of Persons represented by them, and their authority must accompany this Claim and their titles or capacities must be stated. The last four digits of the Social Security (or taxpayer identification) number and telephone number of the beneficial owner(s) may be used in verifying the Claim. Failure to provide the foregoing information could delay verification of your Claim or result in rejection of the Claim.

[1]	This Proof of Claim Form incorporates by reference the definitions in the Stipulation and Agreement of Settlement dated November 2, 2015 (“Settlement”), and all capitalized terms used, but not defined herein, shall have the same meanings as in the Settlement. A copy of the Settlement can be obtained at http://www.ITTSecuritiesSettlement.com.

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MUST BE POSTMARKED NO LATER THAN xxxxxxx, 2016	UNITED STATES DISTRICT COURT SOUTHERN DISTRICT OF NEW YORK In Re ITT Educational Services, Inc. Securities Litigation Case No. 13-cv-1620-JPO

PART I: CLAIMANT IDENTIFICATION

Claimant/Representative Contact Information:

The Claims Administrator will use the contact information for all correspondence relevant to this Claim (including the distribution (check), if the Claim is ultimately determined to be eligible for payment). If the contact information changes, then you must notify the Claims Administrator in writing at the above address.

Claimant’s Name (as you would like it to appear on your check if eligible for payment)

Address Line 1 (Number and Street or P.O. Box)

Address Line 2 (if needed)

City	State or Province	Zip Code

Country name	Last 4 Digits of Social Security Number (for individuals) Or T.I.N. (for estates, trusts, corporations, etc.)

Representative’s Name (if different from the Claimant’s Name(s) listed above)

Telephone Number (Work)	Telephone Number (Home)

Email

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PART II: SCHEDULE OF TRANSACTIONS IN ITT COMMON STOCK

A.	Holdings at Start of Class Period: List all shares of ITT Educational Services, Inc. (ticker symbol: ESI) held as of April 24, 2008.

Quantity of Shares Held

B.	Purchases and Acquisitions: List all purchases and acquisitions of ITT common stock (ticker symbol: ESI) between April 24, 2008 and February 25, 2013, both dates inclusive. Be sure to attach documentation verifying your transactions.

Trade Date (List Chronologically) (Month/Day/Year)	Number of Shares	Price Per Share	Total Purchase Price

If you require additional space to list your transactions, use photocopies of this page and check this box.  ☐

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C.	Sales: List all sales of ITT common stock (ticker symbol: ESI) from April 24, 2008 until May 27, 2013. Be sure to attach documentation verifying your transactions.

Trade Date (List Chronologically) (Month/Day/Year)	Number of Shares	Price Per Share	Total Sales Proceeds

D.	Unsold Holdings: List the number of shares of ITT common stock (ticker symbol: ESI) held as of May 28, 2013. Be sure to attach documentation verifying your holdings such as a current account statement.

Quantity of Shares Held

If you require additional space to list your transactions, use photocopies of this page and check this box.  ☐

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YOU MUST READ THE RELEASE AND YOUR SIGNATURE ON PAGE [7] WILL CONSTITUTE YOUR ACKNOWLEDGMENT OF THE RELEASE.

PART III: SUBMISSION TO JURISDICTION OF COURT AND ACKNOWLEDGMENTS

I (WE) SUBMIT THIS PROOF OF CLAIM FORM UNDER THE TERMS OF THE SETTLEMENT DESCRIBED IN THE NOTICE. I (WE) ALSO SUBMIT TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO MY (OUR) CLAIM AS A CLASS MEMBER AND FOR PURPOSES OF ENFORCING THE RELEASES SET FORTH IN THE SETTLEMENT AND REPEATED HEREIN. I (WE) FURTHER ACKNOWLEDGE THAT I AM (WE ARE) BOUND BY AND SUBJECT TO THE TERMS OF ANY JUDGMENT THAT MAY BE ENTERED IN THE ACTION. I (WE) AGREE TO FURNISH ADDITIONAL INFORMATION TO THE CLAIMS ADMINISTRATOR TO SUPPORT THIS CLAIM IF REQUESTED TO DO SO. I (WE) HAVE NOT SUBMITTED ANY OTHER CLAIM COVERING THE SAME PURCHASES OR SALES OF ITT COMMON STOCK AND KNOW OF NO OTHER PERSON HAVING DONE SO ON MY (OUR) BEHALF.

PART IV: RELEASE

1.	I (WE) HEREBY ACKNOWLEDGE FULL AND COMPLETE SATISFACTION OF, AND DO HEREBY FULLY, FINALLY, AND FOREVER WAIVE, RELEASE, RELINQUISH, DISCHARGE AND DISMISS FROM THE RELEASED CLAIMS EACH AND ALL OF THE “RELEASED PARTIES,” DEFINED AS EACH DEFENDANT AND HIS, HER OR ITS RESPECTIVE PAST, PRESENT OR FUTURE DIRECTORS, OFFICERS, EMPLOYEES, PARENTS, PARTNERS, MEMBERS, PRINCIPALS, AGENTS, OWNERS, FIDUCIARIES, SHAREHOLDERS, RELATED OR AFFILIATED ENTITIES, SUBSIDIARIES, DIVISIONS, ACCOUNTANTS, AUDITORS, ATTORNEYS, ASSOCIATES, CONSULTANTS, ADVISORS, INSURERS, CO-INSURERS, REINSURERS, TRUSTEES, ESTATES, BENEFICIARIES, ADMINISTRATORS, FOUNDATIONS, UNDERWRITERS, BANKS OR BANKERS, PERSONAL OR LEGAL REPRESENTATIVES, DIVISIONS, JOINT VENTURES, SPOUSES, DOMESTIC PARTNERS, FAMILY MEMBERS, HEIRS, EXECUTORS, OR ANY OTHER PERSON OR ENTITY ACTING OR PURPORTING TO ACT FOR OR ON BEHALF OF ANY OF THE DEFENDANTS, AND EACH OF THEIR RESPECTIVE PREDECESSORS, SUCCESSORS AND ASSIGNS, AND ANY TRUSTS FOR WHICH ANY OF THEM ARE TRUSTEES, SETTLORS, OR BENEFICIARIES.

2.	“RELEASED CLAIMS” MEANS ANY AND ALL ACTIONS, CAUSES OF ACTION, CLAIMS (INCLUDING “UNKNOWN CLAIMS,” AS DEFINED BELOW), DUTIES, DEBTS, DEMANDS, RIGHTS, DISPUTES, SUITS, MATTERS, DAMAGES, LOSSES, OBLIGATIONS, PROCEEDINGS, ISSUES, JUDGMENTS, AND LIABILITIES OF EVERY NATURE AND DESCRIPTION WHATSOEVER (AND INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS FOR DAMAGES, WHETHER COMPENSATORY, CONSEQUENTIAL, SPECIAL, PUNITIVE, EXEMPLARY OR OTHERWISE, AND ANY FEES, COSTS, EXPENSES, OR CHARGES), WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FIXED OR CONTINGENT, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, ACCRUED AND UNACCRUED, MATURED OR UNMATURED, AT LAW OR IN EQUITY, WHETHER CLASS, DERIVATIVE, OR INDIVIDUAL IN NATURE, WHETHER OR NOT CONCEALED OR HIDDEN, WHICH NOW EXIST, OR HERETOFORE HAVE EXISTED, OR CAN, SHALL OR MAY EXIST, WHETHER ARISING UNDER FEDERAL, STATE, COMMON, STATUTORY, ADMINISTRATIVE OR FOREIGN LAW, REGULATION, OR AT EQUITY, THAT (A) LEAD PLAINTIFFS OR ANY CLASS MEMBER HAS ASSERTED IN THIS ACTION, OR COULD HAVE ASSERTED IN THIS ACTION OR IN ANY OTHER PROCEEDING OR FORUM THAT ARISE OUT OF, RELATE TO OR ARE BASED UPON, THE ALLEGATIONS, CLAIMS, TRANSACTIONS, FACTS, MATTERS, OCCURRENCES, EVENTS, FAILURES, REPRESENTATIONS, STATEMENTS, OR OMISSIONS ALLEGED, INVOLVED, SET FORTH, OR REFERRED TO IN THE COMPLAINT; (B) WOULD HAVE BEEN BARRED BY RES JUDICATA OR COLLATERAL ESTOPPEL HAD THE ACTION BEEN FULLY LITIGATED TO A FINAL JUDGMENT; AND (C) WERE, COULD HAVE BEEN, OR IN THE FUTURE COULD BE, ASSERTED IN ANY FORUM OR PROCEEDING OR OTHERWISE BY ANY CLASS MEMBER THAT RELATE TO THE PURCHASE, SALE, ACQUISITION OR HOLDING OF ITT COMMON STOCK DURING THE CLASS PERIOD. RELEASED CLAIMS DO NOT, HOWEVER, INCLUDE CLAIMS TO ENFORCE THIS SETTLEMENT, OR CLAIMS IN OTHER ACTIONS THAT HAVE ALREADY BEEN FILED AS OF THE DATE OF EXECUTION OF THIS SETTLEMENT AND THAT ARE NOT CONSOLIDATED WITH THIS ACTION.

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3.	“UNKNOWN CLAIMS” MEANS ANY AND ALL RELEASED CLAIMS, OF EVERY NATURE AND DESCRIPTION, THAT LEAD PLAINTIFFS AND/OR ANY CLASS MEMBER DOES NOT KNOW OR SUSPECT TO EXIST IN HIS, HER OR ITS FAVOR AT THE TIME OF THE RELEASE OF THE RELEASED PARTIES, WHICH IF KNOWN BY HIM, HER OR IT, MIGHT HAVE AFFECTED HIS, HER OR ITS SETTLEMENT WITH AND RELEASE OF THE RELEASED PARTIES, OR MIGHT HAVE AFFECTED HIS, HER OR ITS DECISION NOT TO OBJECT TO THIS SETTLEMENT OR NOT TO EXCLUDE HIMSELF, HERSELF OR ITSELF FROM THE CLASS OR TO RELEASE THE RELEASED CLAIMS. WITH RESPECT TO ANY SETTLED DEFENDANTS’ CLAIMS, “UNKNOWN CLAIMS” MEANS ANY AND ALL SETTLED DEFENDANTS’ CLAIMS, OF EVERY NATURE AND DESCRIPTION, WHICH DEFENDANTS AND THE OTHER RELEASED PARTIES DO NOT KNOW OR SUSPECT TO EXIST IN THEIR FAVOR AT THE TIME OF THE RELEASE OF LEAD PLAINTIFFS, THE CLASS MEMBERS, AND THEIR ATTORNEYS, WHICH, IF KNOWN BY THEM, MIGHT HAVE AFFECTED THEIR DECISIONS WITH RESPECT TO THE RELEASE OF SETTLED DEFENDANTS’ CLAIMS OR THE SETTLEMENT. WITH RESPECT TO ANY AND ALL RELEASED CLAIMS, THE SETTLING PARTIES STIPULATE AND AGREE THAT, UPON THE EFFECTIVE DATE, LEAD PLAINTIFFS EXPRESSLY WAIVE, AND EACH CLASS MEMBER SHALL BE DEEMED TO HAVE WAIVED, AND BY OPERATION OF THE JUDGMENT SHALL HAVE EXPRESSLY WAIVED, TO THE FULLEST EXTENT PERMITTED BY LAW, THE PROVISIONS, RIGHTS AND BENEFITS OF CALIFORNIA CIVIL CODE § 1542, AND OF ANY U.S. FEDERAL OR STATE LAW, OR PRINCIPLE OF COMMON LAW OR THE LAW OF ANY FOREIGN JURISDICTION, THAT IS SIMILAR, COMPARABLE, OR EQUIVALENT TO SECTION 1542 OF THE CALIFORNIA CIVIL CODE, WHICH PROVIDES, IN RELEVANT PART:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

LEAD PLAINTIFFS AND OTHER CLASS MEMBERS, OR CERTAIN OF THEM, MAY HEREAFTER DISCOVER FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH HE, SHE OR IT NOW KNOWS OR BELIEVES TO BE TRUE WITH RESPECT TO THE SUBJECT MATTER OF THE RELEASED CLAIMS, BUT LEAD PLAINTIFFS AND THE CLASS MEMBERS, AND EACH OF THEM, UPON THE EFFECTIVE DATE, BY OPERATION OF THE JUDGMENT SHALL HAVE, FULLY, FINALLY, AND FOREVER SETTLED AND RELEASED ANY AND ALL RELEASED CLAIMS, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR NON-CONTINGENT, WHETHER OR NOT CONCEALED OR HIDDEN, THAT NOW EXIST OR HERETOFORE HAVE EXISTED, UPON ANY THEORY OF LAW OR EQUITY NOW EXISTING OR COMING INTO EXISTENCE IN THE FUTURE, INCLUDING, BUT NOT LIMITED TO, CLAIMS RELATING TO CONDUCT THAT IS NEGLIGENT, RECKLESS, INTENTIONAL, WITH OR WITHOUT MALICE, OR A BREACH OF ANY DUTY, LAW OR RULE, WITHOUT REGARD TO THE SUBSEQUENT DISCOVERY OR EXISTENCE OF SUCH DIFFERENT OR ADDITIONAL FACTS.

4.	THIS RELEASE SHALL BE OF NO FORCE OR EFFECT UNLESS AND UNTIL THE COURT APPROVES THE SETTLEMENT AND THE SETTLEMENT BECOMES EFFECTIVE ON THE EFFECTIVE DATE (AS DEFINED IN THE SETTLEMENT).

5.	I (WE) HEREBY WARRANT AND REPRESENT THAT I (WE) HAVE NOT ASSIGNED OR TRANSFERRED OR PURPORTED TO ASSIGN OR TRANSFER, VOLUNTARILY OR INVOLUNTARILY, ANY MATTER RELEASED PURSUANT TO THE SETTLEMENT OR ANY OTHER PART OR PORTION THEREOF.

6.	I (WE) HEREBY WARRANT AND REPRESENT THAT I (WE) HAVE INCLUDED INFORMATION ABOUT ALL OF MY (OUR) PURCHASES AND SALES OF ITT COMMON STOCK DURING THE REQUIRED PERIODS AS SET FORTH ABOVE.

7.	I (WE) HEREBY WARRANT AND REPRESENT THAT I AM (WE ARE) NOT EXCLUDED FROM THE CLASS AS DEFINED IN THE NOTICE.

8.	I (WE) CERTIFY THAT I AM (WE ARE) NOT SUBJECT TO BACKUP WITHHOLDING UNDER THE PROVISIONS OF SECTION 3406(A)(1)(C) OF THE INTERNAL REVENUE CODE.

NOTE: IF YOU HAVE BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE THAT YOU ARE SUBJECT TO BACKUP WITHHOLDING, PLEASE STRIKE OUT THE LANGUAGE THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING IN THE CERTIFICATION ABOVE.

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I (WE) DECLARE THAT THE FOREGOING INFORMATION SUPPLIED BY THE UNDERSIGNED IS TRUE AND CORRECT.

Executed this day of , in ,
(Month/Year) (City) (State/Country)

Signature of Claimant	Signature of Joint Claimant, if any

Print Name of Claimant	Print Name of Joint Claimant, if any

Date	Date

If Claimant is other than an individual, or is not the person completing this form, the following also must be provided:

Signature of Person Completing Form	Date

Print Name of Person Completing Form	Capacity of Person(s) Signing, (e.g., Beneficial Purchaser, Executor or Administrator)

REMINDER CHECKLIST

☐  1.    Please be sure to sign this Proof of Claim Form.

☐  2.    Remember to attach COPIES OF documentation verifying your transactions listed above.

☐  3.    DO NOT SEND ORIGINALS OF ANY DOCUMENTS VERIFYING YOUR TRANSACTIONS.

☐  4.    Keep a copy of your Proof of Claim Form for your records.

☐  5.    If you move, please send your new address to the Claims Administrator at the address below:

ITT Securities Settlement

PO Box 3058

Portland, OR 97208-3058

☐  6.    Do not use highlighter on the Proof of Claim Form or supporting documentation.

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EXHIBIT B

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UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

IN RE ITT EDUCATIONAL SERVICES, INC. SECURITIES LITIGATION	Civil Action No. 13-cv-1620-JPO ECF Case

[EXHIBIT B TO SETTLEMENT]

[PROPOSED] ORDER AND FINAL JUDGMENT

This matter came for hearing on                      (the “Final Approval Hearing”), on the application of Lead Plaintiffs and Defendants (defined below), to determine whether the terms and conditions of the Stipulation and Agreement of Settlement (“Settlement”) filed with this Court on November 2, 2015 are fair, reasonable, adequate and in the best interest of the Class Members for the settlement of all claims asserted by Lead Plaintiffs, Plumbers and Pipefitters National Pension Fund and Metropolitan Water Reclamation District Retirement Fund, on behalf of themselves and the Class, against Defendants ITT Educational Services, Inc. (“ITT” or the “Company”), Daniel M. Fitzpatrick, and Kevin M. Modany, in the above-captioned Action, and should be approved; and whether Judgment should be entered dismissing the Action with prejudice and releasing the Class Members’ Released Claims against all Released Parties.

The Court having considered all matters submitted to it at the Final Approval Hearing and otherwise;

NOW THEREFORE, IT IS HEREBY ORDERED:

1. This Judgment hereby incorporates by reference the definitions in the Settlement, and all capitalized terms, unless otherwise defined herein, shall have the same meanings as set forth in the Settlement.

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2. This Court has jurisdiction to enter this Judgment. The Court has jurisdiction over the subject matter of the Action and over all parties to the Action, including all Class Members.

3. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court finally certifies this Action as a class action, for purposes of this Settlement only, with a Class defined as all persons and entities who purchased or otherwise acquired the common stock of ITT Educational Services, Inc. (ticker symbol: ESI) between April 24, 2008 and February 25, 2013, both dates inclusive. Excluded from the Class are: Defendants; members of the immediate family of any Defendant; any firm, trust, corporation, or other entity in which any Defendant has or had a controlling interest during the Class Period; the officers and directors of ITT during the Class Period; and legal representatives, agents, executors, heirs, successors, or assigns of any such excluded person or entity. Also excluded from the Class are those persons that have requested exclusion from the Class as listed on Exhibit 1 hereto.

4. With respect to the Class, the Court finds and concludes that the requirements of Federal Rules of Civil Procedure 23(a) and 23(b)(3) are satisfied as: (a) the members of the Class are so numerous that joinder of all Class Members in the Action is impracticable; (b) there are questions of law and fact common to the Class that predominate over any individual questions; (c) the claims of the Lead Plaintiffs are typical of the claims of the Class; (d) the Lead Plaintiffs and their counsel have fairly and adequately represented and protected the interests of all the Class Members; and (e) a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: (i) the interests of the members of the Class in individually controlling the prosecution of separate actions, (ii) the extent and nature of

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any action concerning the controversy already commenced by members of the Class, (iii) the desirability or undesirability of continuing the litigation of these claims in this particular forum, and (iv) the difficulties likely to be encountered in the management of the litigation.

5. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, and for the purposes of this Settlement only, the Court hereby affirms its determinations in the Preliminary Approval Order and finally appoints Lead Plaintiffs as class representatives for the Class, and finally appoints Cohen Milstein Sellers & Toll PLLC as counsel for the Class.

6. Notice of the pendency of the Action as a class action and of the proposed Settlement was given to all Class Members who could be identified with reasonable effort and was in accordance with the terms of the Settlement and the Court’s Preliminary Approval Order. The form and method of notifying the Class of the pendency of the Action as a class action and of the terms and conditions of the proposed Settlement met the requirements of due process; Rule 23 of the Federal Rules of Civil Procedure; Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995; the Constitution of the United States (including the Due Process clause); and any other applicable law, constituted the best notice practicable under the circumstances, and constituted due and sufficient notice to all persons and entities entitled thereto.

7. Pursuant to and in compliance with Rule 23 of the Federal Rules of Civil Procedure, the Court hereby finds that due and adequate notice of these proceedings was directed to all persons and entities who are Class Members, advising them of the Settlement, and of their right to object thereto, and a full and fair opportunity was accorded to all persons and entities who are Class Members to be heard with respect to the Settlement. Thus, it is hereby determined that all Class Members, other than those persons and entities that are listed on Exhibit 1 hereto, are bound by this Judgment.

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8. Pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court finds that the Settlement is fair, reasonable and adequate, and in the best interests of the Class Members. This Court further finds that the Settlement is the result of arm’s-length negotiations between experienced counsel representing the interests of the Settling Parties undertaken with the assistance of an experienced mediator. Accordingly, the Settlement is hereby approved in all respects and shall be consummated in accordance with the terms and provisions of the Stipulation and Agreement of Settlement, dated November 2, 2015 (the “Settlement”).

9. The Court finds and concludes that the Settling Parties and their respective counsel have complied in all respects with the requirements of Rule 11 of the Federal Rules of Civil Procedure in connection with the commencement, maintenance, prosecution, defense and settlement of the Action.

10. The Action and all Released Claims are dismissed with prejudice. The Settling Parties are to bear their own costs, except for the payments expressly provided for in the Settlement.

11. Upon the Effective Date, Lead Plaintiffs and each of the Class Members (on behalf of themselves and each of their respective present and former directors, officers, employees, parents, subsidiaries, related or affiliated entities, shareholders, members, divisions, partners, joint ventures, family members, spouses, domestic partners, heirs, principals, agents, owners, fiduciaries, personal or legal representatives, attorneys, auditors, accountants, advisors, banks or bankers, insurers, reinsurers, trustees, trusts, estates, executors, administrators, predecessors, successors, assigns, and any other person or entity who has the right, ability, standing, or capacity to assert, prosecute, or maintain on behalf of any Class Member any of the Released Claims (or to obtain the proceeds of any recovery therefrom)), regardless of whether that Class Member actually submits a Proof of Claim Form, seeks or obtains a distribution from the Net Settlement Fund, is entitled to receive a distribution under the Plan of Allocation approved by the Court, or has objected to the Settlement, the Plan of Allocation, or Lead Counsel’s application for attorneys’ fees and Litigation Expenses, shall be deemed to have and

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by operation of the Judgment shall have fully, finally and forever waived, released, relinquished, discharged and dismissed each and every Released Claim against each and every Released Party.

12. Upon the Effective Date, Lead Plaintiffs and each of the Class Members (on behalf of themselves and each of their respective present and former directors, officers, employees, parents, subsidiaries, related or affiliated entities, shareholders, members, divisions, partners, joint ventures, family members, spouses, domestic partners, heirs, principals, agents, owners, fiduciaries, personal or legal representatives, attorneys, auditors, accountants, advisors, banks or bankers, insurers, reinsurers, trustees, trusts, estates, executors, administrators, predecessors, successors, assigns, and any other person or entity who has the right, ability, standing, or capacity to assert, prosecute, or maintain on behalf of any Class Member any of the Released Claims (or to obtain the proceeds of any recovery therefrom)), regardless of whether that Class Member actually submits a Proof of Claim, seeks or obtains a distribution from the Net Settlement Fund, is entitled to receive a distribution under the Plan of Allocation approved by the Court, or has objected to the Settlement, the Plan of Allocation, or Lead Counsel’s application for attorneys’ fees and Litigation Expenses, shall have covenanted not to sue the Released Parties with respect to any Released Claims and are forever barred and enjoined from commencing, instituting, participating in, maintaining, or continuing to prosecute any action or proceeding in any court of law or equity, arbitration tribunal, administrative forum, or other forum of any kind, asserting any Released Claim (including, without limitation, Unknown Claims), as well as any claims arising out of, relating to, or in connection with, the defense, settlement, or resolution of this Action against any Released Party.

13. Upon the Effective Date, except as provided in ¶ 16 below, any and all persons and entities are permanently barred and enjoined, to the fullest extent permitted by law, from commencing, prosecuting, or asserting any and all claims for contribution or indemnity (or any other claim when the alleged injury to that person or entity is their actual or threatened liability

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to the Class or a Class Member in the Action) based upon, relating to, arising out of, or in connection with the Released Claims, against each and every one of the Released Parties, whether arising under state, federal, common, statutory, administrative or foreign law, regulation, or at equity, as claims, cross-claims, counterclaims, or third-party claims, in this Action or a separate action, in this Court or in any other court, arbitration proceeding, administrative proceeding, or other forum; and, except as provided in ¶ 16 below, the Released Parties are permanently barred and enjoined, to the fullest extent permitted by law, from commencing, prosecuting, or asserting any and all claims for contribution or indemnity (or any other claim when the alleged injury to the Released Party is their actual or threatened liability to the Class or a Class Member in the Action) based upon, relating to, or arising out of the Released Claims, against any person or entity, other than a person or entity whose liability to the Class has been extinguished pursuant to the Settlement and the Judgment, whether arising under state, federal, common, statutory, administrative, or foreign law, regulation, or at equity, as claims, cross-claims, counterclaims, or third-party claims, in this Action or a separate action, in this Court or in any other court, arbitration proceeding, administrative proceeding, or other forum. Nothing herein shall bar, release, or alter in any way, any obligations, rights or claims among or between the Released Parties.

14. Upon the Effective Date, any final verdict or judgment that may be obtained by or on behalf of the Class or a Class Member against any person or entity subject to the bar order described in ¶ 13 above shall be reduced by the greater of: (i) an amount that corresponds to the percentage of responsibility of any of the Defendants for common damages; or (ii) the Settlement Amount.

15. Upon the Effective Date, each of the Released Parties, on behalf of themselves and each of their past or present subsidiaries, affiliates, parents, assigns, successors and predecessors, estates, heirs, executors, administrators, and the respective officers, directors, shareholders, agents, legal representatives, spouses and any persons or entities they represent,

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shall, with respect to each and every one of Settled Defendants’ Claims, release and forever discharge each and every one of the Settled Defendants’ Claims, and shall forever be enjoined from instituting, commencing, or prosecuting the Settled Defendants’ Claims.

16. Notwithstanding any of the releases or the bar order above, nothing in this Judgment shall bar any action by any of the Settling Parties to enforce or effectuate the terms of the Settlement, the Preliminary Approval Order, or this Judgment.

17. The fact and terms of the Settlement, including all exhibits thereto, this Judgment, all negotiations, discussions, drafts and proceedings in connection with the Settlement, and any act performed or document signed in connection with the Settlement:

a.	shall not be offered or received against the Released Parties, Lead Plaintiffs or the other members of the Class as evidence of, or be deemed to be evidence of, any presumption, concession or admission by any of the Released Parties, or by Lead Plaintiffs or the other members of the Class with respect to, the truth of any fact alleged by Lead Plaintiffs or the validity, or lack thereof, of any claim that has been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault or wrongdoing of the Released Parties;

b.	shall not be offered or received against the Released Parties as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Released Party, or against Lead Plaintiffs or any of the other members of the Class as evidence of any infirmity in the claims of Lead Plaintiffs and the other members of the Class;

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c.	shall not be offered or received against the Released Parties, Lead Plaintiffs or the other members of the Class as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Released Parties, Lead Plaintiffs or the other Class Members, in any arbitration proceeding or other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Settlement; provided, however, that the Released Parties may refer to the Settlement and the Judgment in any action that may be brought against them to effectuate the liability protection granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under U.S. federal or state law or foreign law;

d.	shall not be construed against the Released Parties, Defendants’ Counsel, Lead Counsel or Lead Plaintiffs or the other Class Members as an admission or concession that the consideration to be paid hereunder represents the amount which could be or would have been recovered after trial or that any damages potentially recoverable under the Complaint would have exceeded or would have been less than the Settlement Amount;

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e.	shall not be construed as or received in evidence as an admission, concession or presumption against Lead Plaintiffs or the other Class Members or any of them that any of their claims are without merit; and

f.	shall not be construed as or received in evidence as an admission, concession or presumption against the Released Parties that class certification is appropriate in this Action, except for purposes of this Settlement.

18. The Court reserves jurisdiction, without affecting in any way the finality of this Judgment, over: (a) implementation and enforcement of the Settlement; (b) the allowance, disallowance or adjustment of any Class Member’s claim on equitable grounds and any award or distribution of the Settlement Fund; (c) disposition of the Settlement Fund; (d) enforcing and administering this Judgment, (e) enforcing and administering the Settlement, including any releases and bar orders executed in connection therewith; and (f) other matters related or ancillary to the foregoing.

19. A separate order shall be entered regarding Lead Counsel’s application for an award of attorneys’ fees and reimbursement of Lead Counsel’s and Lead Plaintiffs’ Litigation Expenses as allowed by the Court. Such order shall not disturb or affect any of the terms of this Judgment.

20. The Plan of Allocation submitted by Lead Counsel, as described in the Notice and in accordance with ¶ 1(x) of the Settlement, is hereby approved as fair, reasonable and adequate. Any order or proceeding relating to the Plan of Allocation, or any appeal from any order relating thereto or reversal or modification thereof, shall not operate to terminate the Settlement or affect or delay the Effective Date or the effectiveness or finality of the Judgment and the release of the Released Claims.

21. In the event that the Settlement does not become effective in accordance with its terms or in the event that the Settlement Fund, or any portion thereof, is returned to the

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Defendants or any entity who paid such Settlement Amount on behalf of the Defendants, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Settlement, and shall be vacated to the extent provided by the Settlement and, in such event: (a) all Orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Settlement; and (b) the fact of the Settlement shall not be admissible in any trial of the Action and Lead Plaintiffs and Defendants reserve their rights to proceed in all respects as if this Settlement had not been entered into and without any prejudice in any way from the negotiation, fact or terms of this Settlement.

22. Without further Order of the Court, the parties may agree to reasonable extensions of time or other reasonable modifications necessary to carry out any of the provisions of the Settlement.

23. There is no just reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed.

IT IS SO ORDERED.

DATED:

THE HONORABLE J. PAUL OETKEN
UNITED STATES DISTRICT JUDGE